                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                   FORM 8-K/A
                               (AMENDMENT NO. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 15, 2003


                           Moore Wallace Incorporated
                           --------------------------
             (Exact name of registrant as specified in its charter)


                Canada                  1-8014                   98-0154502
                ------                  ------                   ----------
(State or other jurisdiction       (Commission File            (IRS Employer
   of incorporation)                    Number)             Identification No.)

          6100 Vipond Drive
     Mississauga, Ontario, Canada                                  L5T 2X1
     ----------------------------                                  -------
(Address of principal executive offices)                          (Zip Code)


                                 (905) 362-3100
                                 --------------
              (Registrant's telephone number, including area code)


                                      N/A
                                   ---------
         (Former name or former address, if changed since last report)

      This Form 8-K/A is being filed to amend the Form 8-K filed on May 15, 2003 by Moore Wallace Incorporated (formerly Moore Corporation Limited) ("Parent") to include the financial statements and pro forma financial information referred to in Item 7 below relating to the Merger (as defined below). At the time of the filing of the Form 8-K, it was impractical for Parent to provide these financial statements and pro forma financial information. Pursuant to the instructions to
Item 7 of Form 8-K, Parent hereby amends Item 7 to the Form 8-K to include the previously omitted information.

      On May 15, 2003, the merger (the "Merger") of M-W Acquisition, Inc. ("Merger Sub"), a wholly owned subsidiary of Parent, with and into Wallace Computer Services, Inc. (the "Company"), and the subsequent merger of the surviving corporation with and into a subsidiary of Moore Holdings U.S.A. Inc., a wholly owned subsidiary of Parent, as contemplated by the Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003) (the "Merger Agreement"), among Parent, Moore Holdings U.S.A. Inc., Merger Sub and the Company, were consummated. In the Merger, each share of common stock, par value $1.00 per share, of the Company was converted into either, at the stockholder's election and subject to proration, (A) a number of common shares of Parent ("Parent Common Stock") equal to (i) 1.05 plus (ii) the quotient of (x) 14.40 divided by (y) the average of the daily high and low sales price per share of Parent Common Stock on the last trading day immediately preceding the closing date or (B) an amount in cash, without interest, equal to
(i) $14.40 plus (ii) the product of (x) 1.05 multiplied by (y) the average of the daily high and low sales price per share of Parent Common Stock on the last trading day immediately preceding the closing date. The Merger Agreement and the transactions contemplated thereby were adopted and approved at a meeting of the stockholders of the Company on May 15, 2003.

      The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          WALLACE COMPUTER SERVICES, INC.

          CONSOLIDATED FINANCIAL STATEMENTS

          Reports of Independent Public Accountants
          Consolidated Statements of Operations for the Years Ended July 31,
            2002, 2001 and 2000
          Consolidated Balance Sheets as of July 31, 2002 and 2001 Consolidated Statements of Cash Flows for the Years Ended July 31,
            2002, 2001 and 2000
          Consolidated Statements of Stockholders' Equity for the Years Ended
            July 31, 2002, 2001 and 2000
          Notes to Consolidated Financial Statements

          Quarterly Information:
          Condensed Consolidated Statements of Operations for the Three Months
            Ended January 31, 2003 and 2002 (Unaudited)
          Condensed Consolidated Statements of Operations for the Six Months
            Ended January 31, 2003 and 2002 (Unaudited)
          Condensed Consolidated Balance Sheets as of January 31, 2003 and
            July 31, 2002 (Unaudited)
          Condensed Consolidated Statements of Cash Flows for the Six Months
            Ended January 31, 2003 and 2002 (Unaudited)
          Notes to Consolidated Financial Statements (Unaudited)

                   REPORTS OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders
Wallace Computer Services, Inc.
Lisle, Illinois

     We have audited the accompanying consolidated balance sheet of Wallace Computer Services, Inc. and Subsidiaries ("the Company") as of July 31, 2002, and the related consolidated statements of operations, stockholder's equity, and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of the Company as of July 31, 2001 and for each of the two years then ended were audited by other auditors, who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated September 11, 2001.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, based on our audit, such consolidated financial statements present fairly, in all material respects, the financial position of Wallace Computer Services, Inc. and Subsidiaries as of July 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     As discussed above, the financial statements of Wallace Computer Services, Inc. and Subsidiaries as of July 31, 2001 and 2000, and for the year then ended were audited by other auditors who have ceased operations. As described in Note 8, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which was adopted by the Company as of August 1, 2001. Our audit procedures with respect to the disclosures in Note 8 with respect to 2001 and 2000 included (i) agreeing the previously reported net income to the previously issued financial statements and the adjustments to reported net income representing amortization expense (including any related tax effects) recognized in those periods related to goodwill, to the Company's underlying records obtained from management, and (ii) testing the mathematical accuracy of the reconciliation of adjusted net income to reported net income, and the related earnings per share amounts. In our opinion, the disclosures for 2001 and 2000 in Note 8 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 or 2000 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 or 2000 consolidated financial statements taken as a whole.

Deloitte & Touche LLP
Chicago, Illinois
September 9, 2002

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  FOR THE YEARS ENDED JULY 31,
                                                           ------------------------------------------
                                                               2002           2001           2000
                                                           ------------   ------------   ------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales................................................   $1,545,629     $1,689,534     $1,641,889
                                                            ----------     ----------     ----------
Cost and expenses:
  Cost of goods sold.....................................    1,134,394      1,236,589      1,181,403
  Selling and administrative expenses....................      234,943        255,604        263,654
  Provision for depreciation and amortization............       66,407         78,848         77,573
  Restructuring charges..................................       43,285            513         41,551
                                                            ----------     ----------     ----------
Total costs and expenses.................................    1,479,029      1,571,554      1,564,181
                                                            ----------     ----------     ----------
Operating income.........................................       66,600        117,980         77,708
  Interest income........................................         (772)          (829)        (2,408)
  Interest expense, net of capitalized interest..........       21,615         29,102         33,598
  Other income...........................................           --             --         (3,190)
                                                            ----------     ----------     ----------
Income before income taxes and the cumulative effect of a
  change in accounting principle.........................       45,757         89,707         49,708
                                                            ----------     ----------     ----------
Provision (benefit) for income taxes:
  Current:
     Federal.............................................       21,723         37,363         20,728
     State...............................................        1,222          5,199          3,673
  Deferred...............................................       (6,610)        (6,051)         2,690
                                                            ----------     ----------     ----------
          Total income taxes.............................       16,335         36,511         27,091
                                                            ----------     ----------     ----------
Income before the cumulative effect of a change in
  accounting principle -- net of tax.....................       29,422         53,196         22,617
Cumulative effect of a change in accounting
  principle -- net of tax................................     (144,078)            --             --
                                                            ----------     ----------     ----------
Net (loss) income........................................   $ (114,656)    $   53,196     $   22,617
                                                            ----------     ----------     ----------
Basic earnings per share before the cumulative effect of
  a change in accounting principle.......................   $     0.71     $     1.31     $     0.55
  Cumulative effect of a change in accounting
     principle...........................................        (3.49)            --             --
                                                            ----------     ----------     ----------
  Basic (Loss) Earnings per Share........................   $    (2.77)    $     1.31     $     0.55
Diluted earnings per share before the cumulative effect
  of a change in accounting principle....................   $     0.71     $     1.30     $     0.55
  Cumulative effect of a change in accounting
     principle...........................................        (3.46)            --             --
                                                            ----------     ----------     ----------
  Diluted (Loss) Earnings per Share......................   $    (2.75)    $     1.30     $     0.55
                                                            ==========     ==========     ==========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  AS AT           AS AT
                                                              JULY 31, 2002   JULY 31, 2001
                                                              -------------   -------------
                                                                (IN THOUSANDS, EXCEPT PAR
                                                                VALUE AND SHARE AMOUNTS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................    $  25,178      $       --
  Accounts receivable, less allowance for doubtful accounts
    of $9,434 in 2002 and $10,139 in 2001...................      245,141         280,456
  Inventories...............................................       85,437         100,922
  Assets held for sale......................................       12,467           1,215
  Current and deferred income taxes.........................       31,363          27,498
  Advances and prepaid expenses.............................        5,329           4,948
                                                                ---------      ----------
    Total current assets....................................      404,915         415,039
                                                                ---------      ----------
Property, plant and equipment, at cost:
  Land and buildings........................................      160,053         180,724
  Machinery, equipment, furniture and fixtures..............      654,988         706,641
  Leasehold improvements....................................        5,892           5,908
                                                                ---------      ----------
  Total property, plant and equipment.......................      820,933         893,273
  Less: accumulated depreciation and amortization...........     (502,595)       (502,107)
                                                                ---------      ----------
    Net property, plant and equipment.......................      318,338         391,166
Goodwill....................................................      139,098         284,664
Cash surrender value of life insurance......................       15,861          15,201
System development costs, net of accumulated amortization...       49,003          55,516
Other assets................................................        2,779           2,836
                                                                ---------      ----------
    Total Assets............................................    $ 929,994      $1,164,422
                                                                =========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt......................    $   1,233      $      997
  Short-term notes payable..................................           --           3,003
  Accounts payable..........................................       78,403          74,087
  Dividends payable.........................................        6,862           6,765
  Accrued compensation and related expenses.................       37,983          46,964
  Other accrued expenses....................................       38,484          44,320
  Contribution to profit sharing and retirement fund........        6,511          13,466
                                                                ---------      ----------
    Total current liabilities...............................      169,476         189,602
                                                                ---------      ----------
Deferred compensation and retirement benefits...............       43,130          39,128
Deferred income taxes.......................................       49,525          60,385
Long-term debt..............................................      209,303         284,087
Other long-term liabilities.................................        9,431          10,603
Commitments and contingencies (Note 6)......................           --              --
Stockholders' equity:
  Preferred stock, $50 par value, authorized 500,000 shares,
    none issued.............................................           --              --
  Common stock, $1.00 par value, authorized 100,000,000
    shares, 45,674,055 shares issued and outstanding........       45,764          45,764
  Additional capital........................................       41,355          39,770
  Deferred compensation.....................................        3,095           3,301
  Retained earnings.........................................      426,067         570,507
  Treasury stock, at cost: 2002: 4,117,653 shares; 2001:
    4,785,511 shares........................................      (66,471)        (78,403)
  Accumulated other comprehensive loss......................         (681)           (322)
                                                                ---------      ----------
    Total stockholders' equity..............................      449,129         580,617
                                                                ---------      ----------
    Total Liabilities and Stockholders' Equity..............    $ 929,994      $1,164,422
                                                                =========      ==========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED JULY 31,
                                                          --------------------------------------
                                                               2002          2001        2000
                                                          --------------   ---------   ---------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net (loss) income.....................................    $(114,656)     $  53,196   $  22,617
  Adjustments to reconcile net (loss) income to net cash
     provided by operating activities:
     Cumulative effect of a change in accounting
       principle........................................      144,078             --          --
     Depreciation.......................................       54,804         61,513      62,841
     Amortization.......................................       11,603         17,335      14,732
     Restructuring charges, non-cash....................       24,304             87      31,828
     Debt cost amortization.............................        1,747          1,603       1,472
     Deferred taxes.....................................      (10,427)        (9,527)      4,908
     Loss (gain) on disposal of property................           44             48        (344)
     Gain on sale of investments........................           --             --      (3,190)
  Changes in assets and liabilities, net of effect of
     acquisitions and divestitures:
     Accounts receivable................................       35,963         13,897       1,090
     Inventories........................................       15,202          7,211        (387)
     Prepaid taxes......................................       (4,087)           453       8,940
     Advances and prepaid expenses......................       (1,859)         1,947      (1,676)
     Other assets.......................................          985         13,481      (6,475)
     Accounts payable and other liabilities.............      (18,581)        11,596       9,451
     Deferred compensation and retirement benefits......        2,433          2,863       4,273
                                                            ---------      ---------   ---------
Net cash provided by operating activities...............      141,553        175,703     150,080
                                                            ---------      ---------   ---------
Cash flows from investing activities:
  Capital expenditures..................................      (23,251)       (41,310)    (53,945)
  Proceeds from sales of short-term investments.........           --             --       3,190
  Proceeds from disposal of property....................        7,837          1,671       6,086
  Payments for acquisitions, net of cash acquired.......       (4,858)            --     (10,067)
                                                            ---------      ---------   ---------
     Net cash used in investing activities..............      (20,272)       (39,639)    (54,736)
                                                            ---------      ---------   ---------
Cash flows from financing activities:
  Cash dividends paid...................................      (27,264)       (26,844)    (27,016)
  Net retirements of short-term debt....................       (3,044)       (11,582)     (8,067)
  Amounts paid on long-term debt........................      (96,292)      (211,887)   (130,170)
  Proceeds from issuance of long-term debt..............       19,723        105,000      96,487
  Proceeds from issuance of common stock................       15,255         11,850      11,347
  Purchase of treasury stock............................       (4,481)        (7,106)    (41,453)
                                                            ---------      ---------   ---------
  Net cash used in financing activities.................      (96,103)      (140,569)    (98,872)
                                                            ---------      ---------   ---------
Net changes in cash and cash equivalents................       25,178         (4,505)     (3,528)
Cash and cash equivalents at beginning of year..........           --          4,505       8,033
                                                            ---------      ---------   ---------
Cash and cash equivalents at end of year................    $  25,178      $      --   $   4,505
                                                            =========      =========   =========
Supplemental disclosure:
  Interest paid (net of interest capitalized)...........    $  17,205      $  25,494   $  28,155
  Income taxes paid.....................................    $  26,333      $  38,028   $  14,680
                                                            =========      =========   =========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              SHARES OF COMMON STOCK
                                                              -----------------------
                                                              ISSUED     IN TREASURY
                                                              -------    ------------
                                                               (IN THOUSANDS, EXCEPT
                                                                PER SHARE AMOUNTS)
Balance, July 31, 1999......................................  45,764        (3,546)
                                                              ======        ======
Comprehensive income:
  Net earnings..............................................      --            --
Comprehensive income
  Cash dividends ($.66 per share)...........................      --            --
  Sale of stock under employee stock purchase plan..........      --           869
  Stock options exercised net of shares exchanged in lieu of
     cash...................................................      --           110
  Deferred compensation liability for change in shares held
     in grantor trust.......................................      --            --
  Tax benefit from early disposition by employees of stock
     issued under stock option plans and exercise of
     non-qualified stock options............................      --            --
  Amortization of difference between market price and option
     price for 1997 option plan.............................      --            --
  Treasury stock purchased..................................      --        (2,510)
                                                              ======        ======

Balance, July 31, 2000......................................  45,764        (5,077)
                                                              ======        ======
Comprehensive income:
  Net earnings..............................................      --            --
  Other comprehensive income, net of tax:
     Cash flow hedge........................................      --            --
Comprehensive income
  Cash dividends ($.66 per share)...........................      --            --
  Sale of stock under employee stock purchase plan..........      --           643
  Stock options exercised net of shares exchanged in lieu of
     cash...................................................      --           277
  Deferred compensation liability for change in shares held
     in grantor trust.......................................      --            --
  Tax benefit from early disposition by employees of stock
     issued under stock option plans and exercise of
     non-qualified stock options............................      --            --
  Amortization of difference between market price and option
     price for 1997 option plan.............................      --            --
  Treasury stock purchased..................................      --          (629)
                                                              ======        ======

Balance, July 31, 2001......................................  45,764        (4,786)
                                                              ======        ======

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                                                              SHARES OF COMMON STOCK
                                                              -----------------------
                                                              ISSUED     IN TREASURY
                                                              -------    ------------
                                                               (IN THOUSANDS, EXCEPT
                                                                PER SHARE AMOUNTS)
Comprehensive loss:
  Net loss..................................................      --            --
  Other comprehensive income, net of tax:
     Cash flow hedge........................................      --            --
     Minimum pension liability adjustment...................      --            --
Comprehensive loss
  Cash dividends ($.66 per share)...........................      --            --
  Sale of stock under employee stock purchase plan..........      --           444
  Stock options exercised net of shares exchanged in lieu of
     cash...................................................      --           524
  Deferred compensation liability for change in shares held
     in grantor trust.......................................      --            --
  Tax benefit from early disposition by employees of stock
     issued under stock option plans and exercise of
     non-qualified stock options............................      --            --
Amortization of difference between market price and option
  price for 1997 option plan................................      --            --
Treasury stock purchased....................................      --          (300)
                                                              ======        ======
Balance, July 31, 2002......................................  45,764        (4,118)
                                                              ======        ======

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                                                                                                       ACCUMULATED
                                        COMMON                                             COST OF        OTHER
                                         STOCK     ADDITIONAL     DEFERRED     RETAINED    TREASURY   COMPREHENSIVE
                                       PAR VALUE    CAPITAL     COMPENSATION   EARNINGS     STOCK         LOSS          TOTAL
                                       ---------   ----------   ------------   ---------   --------   -------------   ---------
                                                                            (IN THOUSANDS)
Balance July 31, 1999................   $45,764     $37,528        $3,883      $ 581,392   $(85,000)      $  --       $ 583,567
                                        =======     =======        ======      =========   ========       =====       =========
Comprehensive income:
  Net earnings.......................        --          --            --         22,617         --          --          22,617
                                        -------     -------        ------      ---------   --------       -----       ---------
Comprehensive income.................                                                                                    22,617
Cash dividends ($.66 per share)......        --          --            --        (26,682)        --          --         (26,682)
  Sale of stock under employee stock
    purchase plan....................        --          --            --        (16,763)    26,166          --           9,403
  Stock options exercised net of
    shares exchanged in lieu of
    cash.............................        --          --            --         (1,631)     3,482          --           1,851
  Deferred compensation liability for
    change in shares held in grantor
    trust............................        --          --          (724)            --         --          --            (724)
  Tax benefit from early disposition
    by employees of stock issued
    under stock option plans and
    exercise of non-qualified stock
    options..........................        --         541            --             --         --          --             541
  Amortization of difference between
    market price and option price for
    1997 option plan.................        --         417            --             --         --          --             417
  Treasury stock purchased...........        --          --            --             --    (41,453)         --         (41,453)
                                        =======     =======        ======      =========   ========       =====       =========
Balance, July 31, 2000...............    45,764      38,486         3,159        558,933    (96,805)         --         549,537
                                        =======     =======        ======      =========   ========       =====       =========
Comprehensive income:
  Net earnings.......................        --          --            --         53,196         --          --          53,196
  Other comprehensive income, net of
    tax:
    Cash flow hedge..................        --          --            --             --         --        (322)           (322)
                                        -------     -------        ------      ---------   --------       -----       ---------
Comprehensive income.................                                                                                    52,874
Cash dividends ($.66 per share)......        --          --            --        (26,831)        --          --         (26,831)
  Sale of stock under employee stock
    purchase plan....................        --          --            --        (11,271)    18,230          --           6,959
  Stock options exercised net of
    shares exchanged in lieu of
    cash.............................        --          --            --         (3,520)     7,278          --           3,758
  Deferred compensation liability for
    change in shares held in grantor
    trust............................        --          --           142             --         --          --             142
  Tax benefit from early disposition
    by employees of stock issued
    under stock option plans and
    exercise of non-qualified stock
    options..........................        --       1,151            --             --         --          --           1,151
  Amortization of difference between
    market price and option price for
    1997 option plan.................        --         133            --             --         --          --             133
  Treasury stock purchased...........        --          --            --             --     (7,106)         --          (7,106)
                                        =======     =======        ======      =========   ========       =====       =========
Balance, July 31, 2001...............    45,764      39,770         3,301        570,507    (78,403)       (322)        580,617
                                        =======     =======        ======      =========   ========       =====       =========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONCLUDED)

                                                                                                       ACCUMULATED
                                        COMMON                                             COST OF        OTHER
                                         STOCK     ADDITIONAL     DEFERRED     RETAINED    TREASURY   COMPREHENSIVE
                                       PAR VALUE    CAPITAL     COMPENSATION   EARNINGS     STOCK         LOSS          TOTAL
                                       ---------   ----------   ------------   ---------   --------   -------------   ---------
                                                                            (IN THOUSANDS)
Comprehensive loss:
  Net loss...........................        --          --            --       (114,656)        --          --        (114,656)
  Other comprehensive income, net of
    tax:
    Cash flow hedge..................        --          --            --             --         --         322             322
    Minimum pension liability
      adjustment.....................        --          --            --             --         --        (681)           (681)
                                        -------     -------        ------      ---------   --------       -----       ---------
Comprehensive loss...................                                                                                  (115,015)
Cash dividends ($.66 per share)......        --          --            --        (27,248)        --          --         (27,248)
  Sale of stock under employee stock
    purchase plan....................        --          --            --           (610)     7,378          --           6,768
  Stock options exercised net of
    shares exchanged in lieu of
    cash.............................        --          --            --         (1,926)     9,035          --           7,109
  Deferred compensation liability for
    change in shares held in grantor
    trust............................        --          --          (206)            --         --          --            (206)
  Tax benefit from early disposition
    by employees of stock issued
    under stock option plans and
    exercise of non-qualified stock
    options..........................        --       1,483            --             --         --          --           1,483
  Amortization of difference between
    market price and option price for
    1997 option plan.................        --         102            --             --         --          --             102
Treasury stock purchased.............        --          --            --             --     (4,481)         --          (4,481)
                                        =======     =======        ======      =========   ========       =====       =========
Balance, July 31, 2002...............   $45,764     $41,355        $3,095      $ 426,067   $(66,471)      $(681)      $ 449,129
                                        =======     =======        ======      =========   ========       =====       =========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JULY 31, 2002

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS: Wallace Computer Services Inc. ("the Company") is a provider of Total Print Management products and services to FORTUNE(R) 1,000 and other customers, producing and distributing forms, labels, targeted communications and commercial print. The Company operates in two business segments which are Integrated Graphics and Forms and Labels.

     BASIS OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, which are wholly-owned. All significant intercompany transactions have been eliminated.

     USE OF ESTIMATES: The financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States of America. The preparation of the financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. The Company reviews its estimates on a regular basis. Estimates made by the Company are based on historical experience and other assumptions management believes are reasonable under the current circumstances. Actual results may differ from these estimates under different assumptions or conditions.

     During fiscal year 2001, the Company changed its method of estimating workers' compensation reserves from the case reserve method to a fully developed loss method, a more conservative method. This change in accounting estimate resulted in a one-time, pre-tax charge of $3.0 million or $0.04 per fully diluted share.

     RECLASSIFICATIONS: Certain prior year amounts have been reclassified to conform to the current year presentation.

     REVENUE RECOGNITION: The Company recognizes revenue for the majority of its products upon shipment to the customer and the transfer of title. Revenue from services is recognized when the services are performed. In some cases and upon customer request, the Company prints and stores custom print product for customer specified future delivery, generally within six months. In this case, risk of loss passes to the customer, the customer is invoiced under normal credit terms and revenue is recognized when manufacturing is complete.

     CASH AND CASH EQUIVALENTS: The Company invests excess cash balances in short-term securities, including commercial paper, money market funds, and municipal bonds whose original maturities are less than three months.

     CAPITALIZED INTEREST COSTS: Interest costs are capitalized based upon the cost of capital projects in progress during the year. Interest incurred, before interest capitalization, and the amount of interest capitalized as of the last three fiscal year ends is as follows:

                                                        INTEREST INCURRED   INTEREST CAPITALIZED
                                                        -----------------   --------------------
                                                                     (IN THOUSANDS)
2002..................................................       $22,026               $  411
2001..................................................       $31,102               $2,000
2000..................................................       $36,272               $2,674

     Amortization expense related to interest capitalized was $1,330,000 in fiscal year 2002; $1,223,000 in fiscal year 2001; and $1,106,000 in fiscal year 2000.

     LONG-LIVED ASSETS: Long-lived assets are comprised of property, plant and equipment and goodwill.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     PROPERTY, PLANT AND EQUIPMENT: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared with the carrying value to determine whether an impairment exists, pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value. The Company will follow the guidance in SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" beginning in fiscal year 2003.

     In fiscal years 2002 and 2000, the Company wrote down certain long-lived assets in connection with its restructuring activities. See Note 7.

     Property, plant and equipment is recorded at historical cost. Depreciation for financial statement purposes is computed using the straight-line method over the estimated useful lives of the various classes of property, plant and equipment.

Buildings........................................  40 years
Building equipment...............................  10-15 years
Machinery, equipment, furniture and fixtures.....  3-10 years
Leasehold improvements...........................  Lesser of the lease period or useful life

     GOODWILL: Goodwill represents the excess of cost over the assigned value of the net assets in connection with all acquisitions. The Company has elected early adoption of Statement of Financial Accounting Standard ("SFAS") No. 142 "Goodwill and Intangible Assets" and, accordingly, has stopped amortization of goodwill effective August 1, 2001. The Company has and will annually perform a goodwill impairment test which requires the Company to make assumptions regarding estimated future cash flows, capital market and economic conditions and other factors to determine the fair value of the asset. This test will be performed in the fourth quarter of each year. Goodwill amortization in 2001 and 2000 amounted to $7,582,000 and $8,116,000, respectively, based on a straight-line basis over 40 years. See Note 8 "Change in Accounting Principle" for disclosure of the impact of the adoption.

     SYSTEM DEVELOPMENT COSTS: In accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," computer software that is either purchased or developed for use by the Company is amortized over a useful life of three to seven years. Amortization of internal use software was $11,495,000 in fiscal year 2002; $9,625,000 in fiscal year 2001; and $6,395,000 in fiscal year 2000. The unamortized balance of all capitalized computer software was $49,003,000 at July 31, 2002 and $55,516,000 at July 31, 2001.

     INCOME TAXES: The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under that standard, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying statutory tax rates applicable to future years to differences between the financial statement carrying amount and the tax basis of existing assets and liabilities. Investment tax credits are amortized to income over the lives of the applicable assets. The unamortized investment tax credit amounted to $109,000 at July 31, 2002 and $125,000 at July 31, 2001.

     NET INCOME (LOSS) PER SHARE: The Company computes earnings per share in accordance with SFAS No. 128, "Earnings per Share." Accordingly, basic earnings per share amounts are computed based on the weighted-average number of common shares outstanding. Diluted earnings per share amounts are

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES based on the increased number of common shares that would be outstanding assuming the exercise of certain outstanding stock options, when such conversion would have the effect of reducing earnings per share. See Note 13 for the computation of earnings (loss) per share.

     COMPREHENSIVE INCOME: Under SFAS No. 130, "Reporting Comprehensive Income," comprehensive income for the Company consists of net income (loss), minimum pension liability adjustments and derivative activity and is presented in the Consolidated Statements of Stockholders' Equity.

     RECENTLY IMPLEMENTED ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," which addresses financial accounting and reporting for business combinations. SFAS No. 141, which requires that all business combinations be accounted for by a single method, the purchase method, modifies the criteria for recognizing intangible assets, and expands disclosure requirements. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001 and, as such, will be utilized on an ongoing basis.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses financial accounting and reporting for acquired goodwill and other intangible assets. In the second quarter, retroactive to and effective August 1, 2001, the Company adopted SFAS 142, resulting in the cessation of amortization of goodwill and the recording of the cumulative effect of a change in accounting principle. See Note 8 "Change in Accounting Principle" for a discussion of goodwill accounting changes.

     In August 2001, the Emerging Issue Task Force reached a consensus on Issue 01-09 "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendors' Products" requiring that certain marketing and promotional expenditures be reflected as a reduction of revenue rather than a selling expense. The consensus was effective for interim periods beginning after December 15, 2001. While the effect of adopting the provisions of Issue 01-09 was not significant with no effect on net income or earnings per share, prior period financial statements have been reclassified to comply with this EITF guidance. The reclassification reduced sales, with a corresponding decrease to selling and administrative expenses, in the amounts of $3,040,000, $3,258,000 and $3,694,000 for the fiscal years ended July 31, 2002, 2001 and 2000, respectively.

     NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. It is anticipated that the adoption of SFAS 143 will have no impact on the financial position or results of operations of the Company.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 establishes a single accounting model, based on the framework established in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), for long-lived assets to be disposed of by sale, and resolves implementation issues related to SFAS 121. Additionally, SFAS 144 modifies the procedures to be used to define discontinued operations. The Company is required to adopt SFAS 144 no later than the first quarter of fiscal year 2003. It is anticipated that the adoption of SFAS 144 will not have a significant impact on the financial position or results of operations of the Company.

     In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). Under the provisions of SFAS 145, gains and losses from the early extinguishment of debt are no longer classified as

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings. It is anticipated that the adoption of SFAS 145 will have no impact on the financial position or results of operations of the Company.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, as such, the provisions of SFAS 146 will be applied prospectively only if the Company undertakes relevant restructuring activities or other disposal or exit activities.

2.  ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     Effective August 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. This standard requires that an entity recognize derivatives as either assets or liabilities on its balance sheet and measure those instruments at fair value.

     In the second quarter of fiscal year 2001, the Company entered into two interest rate swap agreements ("Swaps") which effectively converted $75 million of floating rate debt under the revolving Credit Facility ("Credit Facility") to fixed rate debt. The purpose for entering into the Swaps was to better match the Company's assets and liabilities and reduce its exposure to interest rate risk. As required by the Company's hedging and derivative use policy, such Swaps were entered into with high quality, independent counterparties at market pricing. These parties were rated A1 and/or A+ or higher by Moody's and Standard & Poor's. The Swaps had a term that was one year or less from the date of inception. These Swaps were considered cash flow hedges and, accordingly, the fair market value of the Swaps was recorded as a liability in "other accrued expenses" in the current liabilities section of the balance sheet. "Accumulated other comprehensive loss" in the equity section of the balance sheet reflected the after-tax charge to equity corresponding to the fair market value of the Swaps. The accumulated other comprehensive loss related to the Swaps is included in comprehensive income (loss). Any net gain or loss on the Swaps, which is not significant in fiscal year 2001 or 2002, is reflected in interest expense in the statement of operations. In the second quarter of fiscal year 2002, the Company settled the Swaps and has no other derivative financial instruments outstanding.

3.  INVENTORIES

     Inventories are stated at cost which does not exceed market and include material, labor and overhead. Cost is determined on the last-in, first-out ("LIFO") basis for certain inventories, and on the first-in, first-out ("FIFO") basis for other inventories.

     Inventories at July 31 were as follows:

                                                               2002       2001
                                                              -------   --------
                                                                (IN THOUSANDS)
Raw materials...............................................  $12,365   $ 15,623
Work in process.............................................   17,978     16,531
Finished products...........................................   55,094     68,768
                                                              -------   --------
                                                              $85,437   $100,922
                                                              =======   ========

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     At July 31, 2002 and 2001, the cost of inventories aggregating $46,047,000 and $55,572,000, respectively, was determined using the LIFO method. Inventories would have been $12,942,000 higher in fiscal year 2002 and $14,825,000 higher in fiscal year 2001, if the FIFO method had been used for all inventories.

4.  FINANCING ARRANGEMENTS

     SHORT-TERM DEBT: Unsecured money market lines of $25 million were available as of July 31, 2002. There were no borrowings outstanding as of that date.

     LONG-TERM DEBT:  Long-term debt consisted of the following at July 31:

                                                                2002       2001
                                                              --------   --------
                                                                (IN THOUSANDS)
Average 3.1% in fiscal year 2002 and 6.21% in fiscal year
  2001 revolving credit agreement...........................  $     --   $ 75,000
8.93% senior term notes due 2009............................   124,847    123,727
8.31% senior term notes due 2006............................    62,385     61,758
Average 1.66% in fiscal year 2002 and 3.80% in fiscal year
  2001 floating rate industrial revenue bonds due 2007......     7,000      7,000
Average 1.61% in fiscal year 2002 and 3.70% in fiscal year
  2001 floating rate industrial revenue bonds due 2010......     8,000      8,000
5.10% promissory note due 2004..............................       870        870
6.00% promissory note due 2003..............................       450        900
3.00% promissory note due 2004..............................       554         --
Average 8.22% property mortgages due 2003 -- 2012...........     6,430      7,824
Other.......................................................        --          5
                                                              --------   --------
                                                              $210,536   $285,084
     Less-current portion...................................     1,233        997
                                                              --------   --------
Total long-term debt........................................  $209,303   $284,087
                                                              ========   ========

     In fiscal year 1999, the Company offered $200 million of Senior Notes to institutional investors in a private placement. The transaction closed and was funded on January 15, 1999. The proceeds of the notes were used to pay down borrowings under the revolving credit agreement ("Credit Facility"). At that time, the Company settled a treasury rate lock agreement related to the issuance of the $200.0 million Senior Notes for $18.3 million plus related fees which are being amortized using the effective interest method over the term of the seven- and ten-year Senior Notes. The impact of the amortization has been included in the interest rates above. The Company has several debt covenants related to the Senior Notes. Under the most restrictive of the covenants, the Company must maintain a debt to capitalization ratio not greater than 65% and must maintain minimum net worth levels. As a result of adopting SFAS No. 142 and subsequently recording the $144.1 million charge for goodwill impairment (net of tax), the Company obtained an amendment to the Senior Note Indenture to provide additional flexibility under the minimum consolidated net worth covenant. This amendment allows for an exclusion of up to $75 million of the charge for goodwill impairment from the definition of net worth for purposes of meeting the minimum net worth test.

     Based upon the interest rates currently available to the Company for borrowings with similar terms and maturities, the fair value of the Company's debt and other financial instruments, after adjusting for the deferred expense related to the treasury lock, is approximately $233.5 million at July 31, 2002. The

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES balance of the deferred expense related to the treasury lock on the Senior Notes was $12.8 million as of July 31, 2002 and $14.5 million as of July 31, 2001.

     The industrial revenue bonds due 2007 and 2010 may be tendered at the option of the holders on dates specified in the agreements. The Company maintains arrangements with agents to remarket any bonds tendered before the final maturity dates. The bonds are also supported by letters of credit.

     Principal payments due on long-term debt, exclusive of the treasury lock of $12.8 million, are as follows: $1,233,000 in 2003, $1,712,000 in 2004, $617,000 in 2005, $65,625,000 in 2006, $7,598,000 in 2007 and $146,519,000 in 2008 and
beyond.

     As of July 31, 2002, the Company has a $250 million revolving Credit Facility. There were no borrowings under the Credit Facility as of July 31, 2002 and $75 million as of July 31, 2001. The Company has several debt covenants related to the Credit Facility. Under the most restrictive of the covenants, the Company must maintain a minimum interest coverage of 2.5 to 1 and a funded debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio not greater than 3 to 1. The Credit Facility and the Senior Notes maintain cross default provisions in which a violation of debt covenants in either debt instrument automatically triggers a default in the other. The Credit Facility will expire on October 31, 2002.

     The Company is currently in compliance with all debt covenants.

5.  STOCK OPTIONS

     The Company has three stock option plans, the 2001 Stock Incentive Plan (the "2001 Plan"), the 1997 Stock Incentive Plan (the "1997 Plan") and the 1989 Stock Option Plan (the "1989 Plan"), and an Employee Stock Purchase Plan adopted in 1974 (the "1974 Plan"). The 1989 Plan expired on September 12, 1999. All of these plans are stockholder approved.

     Under the terms of the 2001 Plan, which expires December 5, 2011, options, stock appreciation rights (SARs), stock awards and performance shares may be granted to officers, other employees and directors. As of July 31, 2002, no SARs, stock awards or performance shares have been issued under the 2001 Plan. Under the 2001 Plan, 1,635,735 shares of common stock are available for awards. Two types of options to purchase common stock may be granted: Incentive Options and Non-Qualified Options. The option price for these options may not be less than 100% of the market value of the common stock at the date of the option grant. The option price may be paid in cash or by exchanging previously acquired Company common stock with a market value equal to the purchase price of the options. Options generally become exercisable as to 33% of the shares one year after grant, 33% of the shares two years after grant and the remaining 34% of the shares three years after grant. Options expire 10 years after grant. The exercisability of options may be further restricted by one or more of the following performance measures: common stock value, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow, cost reduction goals, or any combination of the above.

     The 2001 Plan additionally provides for option grants to non-employee Directors. Immediately following the Company's annual meeting, each non-employee Director is to be granted an option to purchase 2,000 shares at a purchase price equal to 100% of the fair market value of a share of common stock on the date of grant of such option. The non-employee Director options vest at a rate of 25% every three months, such that they will be fully vested within one year, or by the next annual meeting, whichever occurs first.

     Under the terms of the 1997 Plan, which expires September 4, 2006, options may be granted to employees, as well as to non-employee Directors. Two types of options to purchase common stock may be

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES granted to officers and other employees: Incentive Options and Non-Qualified Options (non-employee Directors may only receive grants of Non-Qualified Options). In the case of Incentive Options, the option price may not be less than 100% of the market value of the common stock at the date the option is granted. For Non-Qualified Options, the grant price may not be less than 85% of the market value. To date, no options have been granted at less than 100% of market value of the common stock. The option price may be paid in cash or by exchanging previously acquired Company common stock with a market value equal to the purchase price of the options. Option vesting, option life and exercisability have similar terms to the 2001 Plan.

     In fiscal year 1997, 567,000 options were granted with performance measure vesting provisions that are outlined in the 1997 Plan. The performance measures for the options are based on revenues, pretax income, return on equity, and return on assets. Based on the performance measures, 37.5% of the options vested on September 4, 1999 and the remaining options will vest March 4, 2006. These options were granted with stockholder approval on February 28, 1997, with a grant date of September 4, 1996. The difference between market price on February 28, 1997 and market price on the grant date is being reflected as an expense in the Company's statement of operations over the vesting period. This expense of $102,000 in fiscal year 2002, $133,000 in fiscal year 2001 and $417,000 in fiscal year 2000 is included in the results of operations.

     The Employee Stock Purchase Plan, adopted in 1974, expires on December 31, 2004. A total of 6,600,000 shares of common stock have been reserved for purchase by employees through semi-annual offerings. The option price is the lower of 85% of the market price of the shares of common stock on the commencement date or the termination date of each offering period. Employees participate in the plan through payroll deductions and the plan qualifies for certain tax advantages under section 423 of the Internal Revenue Code of 1986, as amended. Options were exercised to purchase 444,321 shares at $15.32 in fiscal year 2002, 643,066 shares at $11.45 in fiscal year 2001 and 869,136 shares at $11.18 in fiscal year 2000. There were 1,587,541 shares available at July 31, 2002 and 2,031,862 shares available at July 31, 2001 for future issuance under this plan.

     The Company maintains a grantor trust, a "Rabbi Trust," for the benefit of certain employees in which previously earned and accrued deferred bonus amounts are held on behalf of the employee. There were 172,938 and 182,977 shares held by the Rabbi Trust at July 31, 2002 and 2001, respectively. The value of these shares is included as treasury stock within the equity section of the consolidated financial statements. However, the shares are considered outstanding and incorporated into the computation of both basic and diluted earnings per share. The weighted-average number of these shares included in the earnings per share calculation was 176,000, 172,000 and 211,000 at July 31, 2002, 2001 and 2000, respectively. The deferred compensation liability is included in the equity section of the balance sheet for both fiscal years 2002 and 2001. Dividends accrued on these Rabbi Trust shares are recognized as compensation expense in the statement of operations. These shares will be remitted to the executives upon retirement or termination, or to their beneficiaries upon death.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     The following table summarizes the activity under the stock option plans for the last three years:

                                                            NUMBER OF   WEIGHTED AVERAGE
                                                             OPTIONS     EXERCISE PRICE
                                                            ---------   ----------------
Outstanding at July 31, 1999..............................  2,138,863        $24.41
                                                            ---------        ------
Granted...................................................  1,183,204         15.98
Forfeited.................................................   (328,723)        24.15
Exercised.................................................    (41,400)        14.59
                                                            ---------        ------
Outstanding at July 31, 2000..............................  2,951,944        $21.13
                                                            ---------        ------
Granted...................................................    771,500         14.02
Forfeited.................................................   (311,525)        24.15
Exercised.................................................   (241,613)        12.93
                                                            ---------        ------
Outstanding at July 31, 2001..............................  3,170,306        $19.72
                                                            ---------        ------
Granted...................................................    895,000         16.21
Forfeited.................................................   (513,438)        25.34
Exercised.................................................   (483,814)        13.44
                                                            ---------        ------
Outstanding at July 31, 2002..............................  3,068,054        $18.83
                                                            =========        ======

                                                       JULY 31     JULY 31     JULY 31
                                                        2002        2001        2000
                                                      ---------   ---------   ---------
Options available for future grants.................  2,237,913   1,343,857   1,803,832
Options exercisable at end of year..................  1,630,692   1,729,552   1,358,406
Weighted average exercise price of exercisable
  options...........................................     $20.53      $22.73      $24.46

     The following summarizes information about stock options outstanding at July 31, 2002:

                                              OUTSTANDING                   EXERCISABLE
                                   ----------------------------------   --------------------
                                                 AVERAGE     WEIGHTED               WEIGHTED
                                                REMAINING    AVERAGE                AVERAGE
                                               CONTRACTUAL   EXERCISE               EXERCISE
    RANGE OF EXERCISE PRICES        SHARES        LIFE        PRICE      SHARES      PRICE
    ------------------------       ---------   -----------   --------   ---------   --------
$11.19-$15.88....................    910,454      7.75        $12.94      528,148    $12.39
$15.88-$25.00....................  1,484,300      8.11         17.76      597,968     19.88
$25.00-$39.19....................    673,300      4.23         29.17      504,576     29.82
                                   ---------      ----        ------    ---------    ------
$11.19-$39.19....................  3,068,054      7.11        $18.83    1,630,692    $20.53
                                   =========      ====        ======    =========    ======

     The Company accounts for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans. Pro forma net income and earnings per share

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES calculated in conformance with the provisions of SFAS No. 123, which includes stock option expense, would be reduced as follows:

                                                          2002           2001          2000
                                                      ------------    ----------    ----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income (loss):
  As reported.......................................   $(114,656)      $53,196       $22,617
  Compensation expense, net of tax..................      (3,271)       (4,827)       (2,666)
  Pro forma.........................................   $(117,927)      $48,369       $19,951
Basic earnings (loss) per share:
  As reported.......................................   $   (2.77)      $  1.31       $  0.55
  Compensation expense, net of tax..................       (0.07)        (0.11)        (0.06)
  Pro forma.........................................   $   (2.84)      $  1.20       $  0.49
Diluted earnings (loss) per share:
  As reported.......................................   $   (2.75)      $  1.30       $  0.55
  Compensation expense, net of tax..................       (0.06)        (0.11)        (0.06)
  Pro forma.........................................   $   (2.81)      $  1.19       $  0.49
Basic Shares
  As reported.......................................      41,326        40,699        41,151
  Pro forma.........................................      41,581        40,364        40,535
Diluted Shares
  As reported.......................................      41,699        40,951        41,338
  Pro forma.........................................      41,954        40,616        40,721

     These pro forma amounts may not be representative of future disclosures because the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

     For SFAS No. 123 disclosure purposes, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for options granted through the stock option plans:

                                                     2002         2001         2000
                                                  ----------   ----------   ----------
Risk-free interest rate.........................    3.5%-4.5%    4.8%-6.0%    6.0%-6.7%
Dividend yield..................................    3.0%-4.2%    3.6%-5.3%    2.9%-7.4%
Expected life...................................         4.3          4.8          5.3
Volatility......................................  44.4%-45.5%  39.7%-43.0%  30.6%-39.1%

     The weighted average fair value of the options granted in 2002, 2001 and 2000 was $6.86, $4.19 and $4.62, respectively.

     The following weighted-average assumptions were used for options granted through the employee stock purchase plan:

                                                2002          2001          2000
                                             -----------   -----------   -----------
Risk-free interest rate....................    1.7%-3.3%     5.4%-6.2%     4.6%-5.0%
Dividend yield.............................    3.5%-4.0%     3.8%-4.0%     4.1%-7.0%
Expected life..............................           .5            .5            .5
Volatility.................................  36.0%-37.6%   40.0%-50.3%   43.4%-71.4%

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     The weighted average fair value of the options granted in 2002, 2001 and 2000 was $3.06, $2.27 and $1.90, respectively.

6.  COMMITMENTS AND CONTINGENCIES

 LEASE COMMITMENTS

     Total rent expense for manufacturing facilities, sales offices and equipment amounted to $19,094,000 in 2002, $19,410,000 in 2001 and $17,799,000
in 2000. The minimum future rental commitments under non-cancelable lease arrangements are $11,960,000 in 2003; $10,001,000 in 2004; $8,089,000 in 2005;
$4,914,000 in 2006; $3,367,000 in 2007; and $8,258,000 in 2008 and beyond.

 CONTRACTUAL DISPUTES

     Subsequent to year end, the Company received notice of termination of a contract with a third party at one of the Company's plants. The Company is working to resolve matters surrounding the termination; however a claim could be made against the Company. While the ultimate outcome of such a claim cannot be ascertained on the basis of present information and advice received from counsel, the Company believes it would have adequate defenses to any such claim.

 LEGAL MATTERS

     The Company and its subsidiaries may from time to time be involved in claims or lawsuits that arise in the ordinary course of business. Accruals for claims or lawsuits have been provided for to the extent that losses are deemed probable and estimable. Although the ultimate outcome of these claims or lawsuits cannot be ascertained on the basis of present information and advice received from counsel, it is the opinion of management that the disposition or ultimate determination of such claims or lawsuits will not have a material adverse effect on the Company's financial position or future operating results.

7.  RESTRUCTURING CHARGES

 2002 RESTRUCTURING

     In the first quarter of fiscal year 2002, the Company began a restructuring initiative aimed at improving the overall level of organizational efficiency and effectiveness, consolidating and rationalizing existing facilities and processes, and reducing the overall cost base of the Company. The fiscal year 2002 results include a pretax charge of $43.3 million which includes asset write-downs, employee severance costs, equipment moving costs, consulting charges directly related to the restructuring and other miscellaneous costs. The restructuring charge is presented separately as a component of income from operations in the statement of operations.

     The following table summarizes the activity in the restructuring reserve during fiscal year 2002:

                                             ASSET       EMPLOYEE      OTHER        TOTAL
                                          WRITE-DOWNS   TERMINATION   CHARGES   RESTRUCTURING
                                          -----------   -----------   -------   -------------
                                                        (AMOUNTS IN THOUSANDS)
Restructuring provision.................   $ 24,303       $ 8,840     $10,142     $ 43,285
                                           --------       -------     -------     --------
Cash payments...........................         --        (8,556)     (8,353)     (16,909)
Non-cash items..........................    (24,303)           --          --      (24,303)
                                           --------       -------     -------     --------
Reserve balance July 31, 2002...........   $     --       $   284     $ 1,789     $  2,073
                                           --------       -------     -------     --------

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

 Asset Write-downs

     The 2002 restructuring plan included the closing or sale of six manufacturing facilities, one distribution and fulfillment center, and one multi-use facility. Due to these closures, management performed an impairment review in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." Certain assets that had no long-term strategic value were considered held for disposal and either written off or written down to net realizable value determined through the use of third party and/or management estimates. The amount of non-cash write offs was $24,303,000 with the majority related to facilities within the Integrated Graphics segment. Approximately $15,387,000 was related to facility closures and $8,916,000 related to other assets. As of July 31, 2002, all of these facilities have been closed and approximately $12,467,000 is recorded as "assets held for sale" in the current asset portion of the balance sheet. Cash proceeds are being derived through the sale of these assets which include manufacturing facilities, equipment and buildings. During fiscal year 2002, approximately $9.6 million of cash proceeds were received. The Company anticipates the remaining assets will be sold within fiscal year 2003.

 Employee Termination

     The 2002 restructuring plan included workforce reductions in excess of 10% of the total workforce and resulted in a total charge of $8,840,000 which includes severance pay and related benefits and outplacement costs. As of July 31, 2002, 797 employees had been terminated or notified of termination, 753 of which were from plant locations and 44 from the corporate headquarters. The Company expects that the terminations are substantially complete.

 Other Charges

     Other charges totaled $10.1 million and include cost to move equipment, closing costs for the facilities and consulting fees related to the restructuring. These items were expensed as incurred.

 2000 RESTRUCTURING

     In February 2000, the Company announced a plan to restructure its operations, which resulted in non-recurring pretax expense totaling $41.6 million for fiscal year 2000. In fiscal year 2001, additional restructuring costs of $0.5 million were incurred primarily relating to plant closing activities and restructuring administrative functions that had not previously been accrued in accordance with EITF 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." At July 31, 2001, the Company had completed all activities related to the fiscal year 2000 restructuring and did not incur any additional costs for this restructuring in the current fiscal year.

8.  CHANGE IN ACCOUNTING PRINCIPLE

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses financial accounting and reporting for acquired goodwill and other intangible assets. The Company was required to adopt the provisions of SFAS No. 142 on August 1, 2002, but had the option of adopting early, as of August 1, 2001. Under SFAS No. 142, goodwill is no longer amortized, and the rules for measuring goodwill impairment use a fair-value-based test. Under the new rules, a fair value of each of the Company's reporting units with assigned goodwill must be calculated using either market comparables or a discounted cash flow approach, or a combination thereof. Once the fair value of the reporting unit has been determined, the book value of net assets, including intangibles, of that reporting unit must be compared to the total market value derived in the first step to determine impairment.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     The Company elected early adoption of SFAS No. 142. Accordingly, the Company has stopped amortization of goodwill effective August 1, 2001. Goodwill amortization continues to be reflected in historical periods presented.

     In completing the transitional impairment test required under SFAS No. 142, the Company determined the carrying amount of each of its various reporting units and compared that amount to its fair value. The reporting units for purposes of SFAS No. 142 are defined as the Company divisions which are one level below the segment level. Fair value was determined with the assistance of an outside professional services firm using a combination of market comparables and discounted cash flow approaches. The carrying amount of the Company's Commercial Print division was above its fair value and, as a result, impairment existed. The amount of impairment was determined using the "implied fair value" of the Commercial Print division reporting unit as required by SFAS No. 142. As a result of the impairment test, the Company recognized an impairment charge to write-off goodwill in the amount of $147.5 million ($144.1 million net of tax) relating to the Commercial Print division in the Integrated Graphics segment. The impairment loss, net of tax, is recognized in the statement of operations under the caption "cumulative effect of a change in accounting principle." In accordance with SFAS No. 142, this charge was recorded as of the beginning of fiscal year 2002. Had the provisions of SFAS No. 142 related to amortization of goodwill been applied for the years ended July 31, 2001 and 2000, the Company's net income, before the cumulative effect of a change in accounting principle, and net earnings per share would have been as follows:

                                                          FOR THE YEARS ENDED JULY 31
                                                          ---------------------------
                                                           2002      2001      2000
                                                          -------   -------   -------
                                                                (IN THOUSANDS,
                                                           EXCEPT PER SHARE AMOUNTS)
Net income before the cumulative effect of a change in
  accounting principle, as reported.....................  $29,422   $53,196   $22,617
  Add:
     Goodwill amortization..............................       --     7,582     8,116
     Tax effect.........................................       --       (43)      (50)
                                                          -------   -------   -------
  Adjusted net income before the cumulative effect of a
     change in accounting principle.....................  $29,422   $60,735   $30,683
                                                          =======   =======   =======
Basic earnings per share before the cumulative effect of
  a change in accounting principle, as reported.........  $  0.71   $  1.31   $  0.55
Effect of SFAS No. 142..................................       --      0.18      0.20
                                                          -------   -------   -------
Adjusted basic earnings per share before the cumulative
  effect of a change in accounting principle............  $  0.71   $  1.49   $  0.75
                                                          =======   =======   =======
Diluted earnings per share before the cumulative effect
  of a change in accounting principle, as reported......  $  0.71   $  1.30   $  0.55
Effect of SFAS No. 142..................................       --      0.18      0.19
                                                          -------   -------   -------
Adjusted diluted earnings per share before the
  cumulative effect of a change in accounting
  principle.............................................  $  0.71   $  1.48   $  0.74
                                                          =======   =======   =======

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     Apart from goodwill, the Company has no other material, identified intangible assets resulting from acquisitions recorded on the balance sheet. Changes in the carrying amount of goodwill, by segment, for the year ended July 31, 2002, were as follows:

                                           FORMS AND LABELS   INTEGRATED GRAPHICS
                                               SEGMENT              SEGMENT           TOTAL
                                           ----------------   -------------------   ---------
                                                         (DOLLARS IN THOUSANDS)
Balance as of July 31, 2001..............      $23,360             $ 261,304        $ 284,664
Pretax Impairment adjustment -- adoption
  of SFAS No. 142........................           --              (147,500)        (147,500)
Thomas Packaging acquisition.............        3,184                    --            3,184
Reduction in purchase accounting
  reserve................................           --                (1,250)          (1,250)
                                               -------             ---------        ---------
Balance as of July 31, 2002..............      $26,544             $ 112,554        $ 139,098
                                               =======             =========        =========

     On March 18, 2002, the Company acquired Thomas Packaging Corp., a manufacturer of regulatory labels and inserts as well as packaging labels for the pharmaceutical industry. This acquisition was made for $5.0 million in cash and a note payable of $0.6 million and resulted in $3.2 million in goodwill.

     During fiscal year 2002, accruals established in conjunction with certain acquisitions were deemed not required and, as such, the Company reduced the accrual and the resulting goodwill.

     The Company completed its annual goodwill impairment review in the fourth quarter of fiscal year 2002 and no additional impairment charge was required.

9.  INCOME TAXES

     The significant deferred tax assets and liabilities at July 31 were as follows:

                                                               2002      2001
                                                              -------   -------
                                                               (IN THOUSANDS)
Deferred tax liabilities:
  Accelerated depreciation..................................  $46,703   $53,744
  Software development......................................   17,992    20,664
  Other.....................................................    7,961     7,431
                                                              -------   -------
Total deferred tax liabilities..............................   72,656    81,839
                                                              -------   -------
Deferred tax assets:
  Deferred compensation, postretirement and employee
     benefits...............................................   23,053    21,682
  Accrued liabilities.......................................    7,822     9,092
  Restructuring accruals....................................      762       256
  Inventory capitalization and reserves.....................    4,231     4,515
  Bad debt allowance........................................    2,926     2,991
  State loss and credit carryovers..........................    1,151        --
  Other.....................................................      495       911
                                                              -------   -------
Total deferred tax assets...................................   40,440    39,447
Valuation allowance for deferred tax assets.................     (349)       --
                                                              -------   -------
Net deferred tax assets.....................................   40,091    39,447
                                                              -------   -------
Net deferred tax liabilities................................  $32,565   $42,392
                                                              =======   =======

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     During the current year, the Company recorded the tax benefit of state carryovers, net of a valuation allowance, to reflect the increased likelihood that these carryovers will now be utilized due in part to the effects of the restructuring.

     The provision for income taxes is comprised of the following:

                                                              2002   2001   2000
                                                              ----   ----   ----
Statutory federal income tax rate...........................  35.0%  35.0%  35.0%
State and local income taxes................................   2.8    2.6    3.5
Goodwill amortization.......................................    --    2.9    5.9
Goodwill written off in restructuring.......................    --     --    6.8
Refunds of prior year taxes.................................  (2.0)    --     --
Other.......................................................  (0.1)   0.2    3.3
                                                              ----   ----   ----
Effective tax rate..........................................  35.7%  40.7%  54.5%
                                                              ====   ====   ====

10.  EMPLOYEE BENEFITS

     All employees at least 55 years old with 20 or more years of service as of December 31, 1993 and certain grandfathered employees who retired as of December 31, 1998 were entitled to postretirement health care coverage. These benefits are subject to the same deductibles and co-payment provisions which apply to active employees. All other employees who retire after December 31, 1998 pay 100% of their retirement medical coverage. The Company may amend or change the plan periodically.

     The expense for postretirement benefits as of July 31 was as follows:

                                                              2002     2001     2000
                                                             ------   ------   ------
                                                                  (IN THOUSANDS)
Components of net periodic postretirement benefit costs:
  Interest cost............................................  $  736   $  591   $  500
  Loss due to change in actuarial assumptions..............     796    2,727    5,322
                                                             ------   ------   ------
  Net periodic postretirement benefit cost.................  $1,532   $3,318   $5,822
                                                             ======   ======   ======

     The fiscal year 2002 loss due to changes in actuarial assumption related primarily to the reduction in discount rate from 7.5% in fiscal year 2001 to 7.0% in fiscal year 2002.

     The fiscal year 2001 loss due to changes in actuarial assumption was caused by the adoption of the 1983 group annuity mortality table for calculating the net periodic postretirement benefit cost. Because the 1983 group annuity mortality table uses more conservative mortality assumptions than the previously used 1984 unisex pension mortality table, the actuarial loss for fiscal year 2001 was higher than it would have been historically.

     The fiscal year 2000 loss due to change in actuarial assumptions is primarily related to the impact of employees between the ages of 50 and 54 who had 20 years of service as of December 31, 1993 who elected to retire as of December 31, 1998. The number of employees that elected to retire was greater than the estimate used to calculate the accumulated postretirement benefit. Additionally, actual claims cost information was used for the fiscal year 2000 valuation which was higher than the estimated claims cost information used in fiscal year 1999. Fiscal year 2000 experienced the first full year impact of actual claims costs incurred by the group of employees that elected to retire on December 31, 1998.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     The liability at July 31 (included in "Deferred Compensation and Retirement Benefits" on the accompanying consolidated balance sheet) for postretirement benefits is as follows:

                                                               2002      2001
                                                              -------   -------
                                                               (IN THOUSANDS)
Change in benefit obligation:
  Projected benefit obligation, beginning of year...........  $10,380   $ 8,173
  Interest cost.............................................      736       591
  Actuarial loss............................................      796     2,727
  Benefits paid.............................................   (1,342)   (1,111)
                                                              -------   -------
Projected benefit obligation, end of year...................  $10,570   $10,380
                                                              -------   -------
Change in plan assets
  Plan assets at fair value, beginning of year..............  $    --   $    --
  Employer contribution.....................................    1,342     1,111
  Benefits paid.............................................   (1,342)   (1,111)
                                                              -------   -------
Plan assets at fair value, end of year......................  $    --   $    --
                                                              -------   -------
Funded status of plan:
  Unfunded status...........................................  $10,570   $10,380
                                                              -------   -------
Net amount recognized on balance sheet......................  $10,570   $10,380
                                                              -------   -------

     For financial reporting purposes, the actuarial computations assumed a discount rate of 7.0% in 2002, 7.50% in 2001 and 7.75% in 2000. The assumed health care cost trend rate used in measuring the benefit obligations for pre-and post-age 65 employees is 7.0% in 2002, 6.0% in 2003 and 5.0% thereafter. A one percentage point increase in the assumed health care cost trend would increase the interest cost component of the annual post-retirement expense by $63,000 and the post-retirement benefit obligation as of July 31, 2002 by $893,000. A one percentage point decrease in the assumed health care cost trend would decrease the aggregate of the service cost and interest cost components of the annual post-retirement expense by $54,000 and the post-retirement benefit obligation as of July 31, 2002 by $770,000.

     In addition to the post-retirement benefits described above, the Company also has retirement plans covering several former employees and certain executives ("Executive Retirement Plans"). The Executive Retirement Plans are accounted for in accordance with SFAS 87 "Employers' Accounting for Pensions", with a total pension expense for 2002 of $391,000. A total accumulated pension benefit obligation of $3,954,000 as of July 31, 2002, is included in "Deferred Compensation and Retirement Benefits" in the consolidated balance sheet. In conjunction with recording the accumulated pension benefit obligation, the Company recorded a charge to equity of $681,000, net of tax.

     The majority of the remaining amount in "Deferred Compensation and Retirement Benefits" in the consolidated balance sheet represents the liability for the Company's Deferred Compensation/Capital Accumulation Plan. The plan permits certain officers and management employees to defer portions of their compensation and earn interest on the deferred amounts.

11.  PROFIT SHARING AND RETIREMENT PLAN

     The Company has a contributory profit sharing and retirement plan ("PSRP") covering most employees, but excluding the employees that were part of the Graphic Industries Inc. and subsequent commercial print acquisitions. The plan provides for Company contributions based on an amount determined by the Board of Directors, subject to the minimum required contribution of plan participants.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

Those employees not covered by the PSRP are covered under separate profit sharing and retirement plan agreements. Substantially all of the employees not covered by the PSRP are covered under a plan that provides for Company contributions based on 50% of the first 4% of the covered employees' contribution.

     Company contributions to all plans charged to operations were $8,285,000 in fiscal year 2002, $15,479,000 in fiscal year 2001 and $8,554,000 in fiscal year 2000.

12.  INVESTMENTS IN DEBT AND EQUITY SECURITIES

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires securities that are available-for-sale to be carried at fair value, with changes in net unrealized gains and losses recorded as a separate component of stockholders' equity. This statement has had no impact on stockholders' equity at July 31, 2002 or July 31, 2001.

     During fiscal year 2000, proceeds on the sale of securities of $3.2 million were recorded in other income on the statement of operations and represents the amount received from the sale of stock that the Company received in John Hancock Mutual Life Insurance Company's ("John Hancock") conversion from a policyholder owned company to a stockholder based company. The Company received shares in relation to the amount of corporate owned life insurance policies held with John Hancock.

13.  EARNINGS PER SHARE

     Below is the computation of basic and diluted earnings per share for the fiscal years ended July 31, 2002, 2001, and 2000.

                                                          2002       2001      2000
                                                        ---------   -------   -------
                                                            (IN THOUSANDS, EXCEPT
                                                             PER SHARE AMOUNTS)
COMPUTATION OF BASIC EARNINGS PER SHARE
Net income before the cumulative effect of a change in
  accounting principle................................  $  29,422   $53,196   $22,617
Cumulative effect of a change in accounting
  principle...........................................   (144,078)       --        --
                                                        ---------   -------   -------
Net (loss) income.....................................  $(114,656)  $53,196   $22,617
                                                        ---------   -------   -------
Weighted-average number of shares outstanding.........     41,150    40,527    40,940
Weighted-average number of shares held in grantor
  trust (Note 5)......................................        176       172       211
                                                        ---------   -------   -------
Shares applicable to basic earnings...................     41,326    40,699    41,151
                                                        ---------   -------   -------
Basic earnings per share before the cumulative effect
  of a change in accounting principle.................  $    0.71   $  1.31   $  0.55
Cumulative effect of a change in accounting
  principle...........................................      (3.49)       --        --
                                                        ---------   -------   -------
Basic (loss) earnings per share.......................  $   (2.77)  $  1.31   $  0.55
                                                        ---------   -------   -------

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                                                          2002       2001      2000
                                                        ---------   -------   -------
                                                            (IN THOUSANDS, EXCEPT
                                                             PER SHARE AMOUNTS)
COMPUTATION OF DILUTED EARNINGS
  PER SHARE
Net income before the cumulative effect of a change in
  accounting principle................................  $  29,422   $53,196   $22,617
Cumulative effect of a change in accounting
  principle...........................................   (144,078)       --        --
                                                        ---------   -------   -------
Net (loss) income.....................................  $(114,656)  $53,196   $22,617
                                                        ---------   -------   -------
Shares applicable to basic earnings...................     41,326    40,699    41,151
Add net shares from assumed exercise of options.......        373       252       187
                                                        ---------   -------   -------
Shares applicable to diluted earnings.................     41,699    40,951    41,338
                                                        ---------   -------   -------
Diluted earnings per share before the cumulative
  effect of a change in accounting principle..........  $    0.71   $  1.30   $  0.55
Cumulative effect of a change in accounting
  principle...........................................      (3.46)       --        --
                                                        ---------   -------   -------
Diluted (loss) earnings per share.....................  $   (2.75)  $  1.30   $  0.55
                                                        =========   =======   =======

     Options to purchase 1,093,800 shares of common stock at a price range of $18.88 -- $39.19 per share were outstanding during fiscal year 2002 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire between 2005 and 2011, were still outstanding as of July 31, 2002.

14.  SEGMENT REPORTING:

     The Company operates in two business segments, the Forms and Labels segment and the Integrated Graphics segment.

     The Forms and Labels segment is made up of forms, label and office products operations. The principal products and services supplied by the Forms and Labels segment include the design and manufacture of paper based forms, the manufacture of both electronic data processing (EDP) labels and packaging labels, and the manufacture and distribution of a standard line of office products. The Integrated Graphics segment is made up of a nationwide network of commercial print and targeted communications facilities. The principal products and services supplied by the Integrated Graphics segment include the design, manufacture, kitting and distribution of high color marketing and promotional printed materials, variable imaging, digital printing, and the manufacture of direct response printed materials. The Company's management has aggregated the divisions within the reportable segments because of strong similarities in the economic characteristics, nature of products and services, production processes, class of customer and distribution methods used. Both segments offer services to customers including warehousing and distribution, kitting and fulfillment, print on demand and contract outsourcing.

     The Company's accounting policies for the segments are the same as those described in the "Summary of Significant Accounting Policies". Management evaluates segment performance based on segment profit or loss before interest and income taxes. Net interest expense and income taxes are not allocated to segments. Transfers between segments, which are not significant, are accounted for at standard cost. The Company has no significant non-cash items other than depreciation, amortization and restructuring write-downs.

     Segment data excludes one-time charges related to the cumulative effect of a change in accounting principle from the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets".

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

     Summarized segment data and a reconciliation to the consolidated totals for fiscal years 2002, 2001 and 2000 are as follows:

                           EXTERNAL    DEPRECIATION &   INCOME BEFORE    SEGMENT                      CAPITAL
FISCAL YEAR 2002            SALES       AMORTIZATION    INCOME TAXES    ASSETS(B)   RESTRUCTURING   EXPENDITURES
----------------          ----------   --------------   -------------   ---------   -------------   ------------
                                                          (AMOUNTS IN THOUSANDS)
Forms and Labels
  Segment...............  $  780,939      $27,563          $82,090      $335,030       $ 5,987        $ 9,814
Integrated Graphics
  Segment...............     764,690       38,844           27,795       466,124        32,396         13,437
Segment total...........   1,545,629       66,407          109,885       801,154        38,383         23,251
                          ----------      -------          -------      --------       -------        -------
Corporate(A)............          --           --               --       128,840         4,902             --
Restructuring...........          --           --          (43,285)           --            --             --
Net interest expense....          --           --          (20,843)           --            --             --
                          ----------      -------          -------      --------       -------        -------
Consolidated............  $1,545,629      $66,407          $45,757      $929,994       $43,285        $23,251
                          ==========      =======          =======      ========       =======        =======

                          EXTERNAL    DEPRECIATION &   INCOME BEFORE    SEGMENT                       CAPITAL
FISCAL YEAR 2001           SALES       AMORTIZATION    INCOME TAXES      ASSETS     RESTRUCTURING   EXPENDITURES
----------------         ----------   --------------   -------------   ----------   -------------   ------------
                                                         (AMOUNTS IN THOUSANDS)
Forms and Labels
  Segment..............  $  832,062      $29,640          $85,377      $  423,931       $ 42          $18,293
Integrated Graphics
  Segment..............     857,472       49,208           33,116         626,677        340           23,017
                         ----------      -------          -------      ----------       ----          -------
Segment total..........   1,689,534       78,848          118,493       1,050,608        382           41,310
                         ----------      -------          -------      ----------       ----          -------
Corporate(A)...........          --           --               --         113,814        131               --
Restructuring..........          --           --             (513)             --         --               --
Net interest expense...          --           --          (28,273)             --         --               --
                         ----------      -------          -------      ----------       ----          -------
Consolidated...........  $1,689,534      $78,848          $89,707      $1,164,422       $513          $41,310
                         ==========      =======          =======      ==========       ====          =======

                          EXTERNAL    DEPRECIATION &   INCOME BEFORE    SEGMENT                       CAPITAL
FISCAL YEAR 2000           SALES       AMORTIZATION    INCOME TAXES      ASSETS     RESTRUCTURING   EXPENDITURES
----------------         ----------   --------------   -------------   ----------   -------------   ------------
                                                         (AMOUNTS IN THOUSANDS)
Forms and Labels
  Segment..............  $  816,065      $30,982          $78,965      $  461,986      $ 5,251        $14,689
Integrated Graphics
  Segment..............     825,824       46,591           40,294         637,918       23,010         39,256
                         ----------      -------          -------      ----------      -------        -------
Segment total..........   1,641,889       77,573          119,259       1,099,904       28,261         53,945
                         ----------      -------          -------      ----------      -------        -------
Corporate(A)...........          --           --               --         148,487       13,290             --
Restructuring..........          --           --          (41,551)             --           --             --
Net interest expense...          --           --          (31,190)             --           --             --
Other income...........          --           --            3,190              --           --             --
                         ----------      -------          -------      ----------      -------        -------
Consolidated...........  $1,641,889      $77,573          $49,708      $1,248,391      $41,551        $53,945
                         ==========      =======          =======      ==========      =======        =======

---------------

(A) Corporate represents general corporate assets that are not allocated to the segments. This amount includes items such as cash, prepaid taxes, cash surrender value of life insurance and system development costs.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

(B) Segment assets, particularly the Integrated Graphics segment, have been impacted by restructuring and SFAS No. 142. The adoption of SFAS No. 142 and the related goodwill impairment charge reduced Integrated Graphics goodwill by $147.5 million.

  Geographic Information

     The Company attributes substantially all of its revenues to customers within the United States. Long-lived assets are domiciled within the United States.

  Major Customer Information

     The Company is not dependent upon any customer or a group of customers under common control. No single customer or group of customers accounts for more than 10% of consolidated net sales.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                              FOR THE THREE MONTHS ENDED JANUARY 31
                                                           -------------------------------------------
                                                                           %                      %
                                                              2003       SALES       2002       SALES
                                                           ----------   -------   ----------   -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales................................................   $379,958     100.0     $396,380     100.0
Cost and Expenses
  Cost of goods sold.....................................    277,271      73.0      292,908      73.9
  Selling and administrative expenses....................     58,957      15.5       62,347      15.7
  Provision for depreciation and amortization............     15,273       4.0       16,976       4.3
  Restructuring charges..................................         --       0.0       30,272       7.6
                                                            --------     -----     --------     -----
     Total costs and expenses............................    351,501      92.5      402,503     101.5
                                                            --------     -----     --------     -----
  Operating income (loss)................................     28,457       7.5       (6,123)     (1.5)
                                                            --------     -----     --------     -----
  Interest income........................................       (422)     (0.1)        (204)     (0.0)
  Interest expense.......................................      4,990       1.3        5,875       1.5
                                                            --------     -----     --------     -----
  Income (loss) before income taxes......................     23,889       6.3      (11,794)     (3.0)
  Provision (benefit) for income taxes...................      9,078       2.4       (4,447)     (1.1)
                                                            --------     -----     --------     -----
Net Income (Loss)........................................   $ 14,811       3.9     $ (7,347)     (1.9)
                                                            ========     =====     ========     =====
Basic earnings (loss) per share..........................   $   0.35               $  (0.18)
                                                            ========               ========
Diluted earnings (loss) per share........................   $   0.35               $  (0.18)
                                                            ========               ========
Average common shares outstanding........................     41,917                 41,098
                                                            ========               ========
Diluted common shares outstanding........................     42,483                 41,098
                                                            ========               ========
Dividends declared per share.............................   $  0.165               $  0.165
                                                            ========               ========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                            FOR THE SIX MONTHS ENDED JANUARY 31
                                                          ----------------------------------------
                                                                        %                     %
                                                            2003      SALES       2002      SALES
                                                          ---------   ------   ----------   ------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...............................................  $764,888    100.0    $ 804,813    100.0
Cost and Expenses
     Cost of goods sold.................................   555,959     72.7      596,266     74.1
     Selling and administrative expenses................   124,751     16.3      122,091     15.2
     Provision for depreciation and amortization........    30,848      4.0       34,751      4.3
     Restructuring charges..............................       643      0.1       32,832      4.1
                                                          --------    -----    ---------    -----
       Total costs and expenses.........................   712,201     93.1      785,940     97.7
                                                          --------    -----    ---------    -----
  Operating income......................................    52,687      6.9       18,873      2.3
                                                          --------    -----    ---------    -----
  Interest income.......................................      (806)    (0.1)        (535)    (0.1)
  Interest expense......................................     9,723      1.3       12,064      1.5
                                                          --------    -----    ---------    -----
  Income before income taxes and the cumulative effect
     of a change in accounting principle................    43,770      5.7        7,344      0.9
  Provision for income taxes............................    16,633      2.2        2,864      0.3
                                                          --------    -----    ---------    -----
  Income before the cumulative effect of a change in
     accounting principle...............................    27,137      3.5        4,480      0.6
  Cumulative effect of a change in accounting principle
     -- net of tax......................................        --       --     (144,078)   (17.9)
                                                          --------    -----    ---------    -----
Net Income (Loss).......................................  $ 27,137      3.5    $(139,598)   (17.3)
                                                          ========    =====    =========    =====
Basic earnings per share before the cumulative effect of
  a change in accounting principle......................  $   0.65             $    0.11
  Cumulative effect of a change in accounting principle
     -- net of tax......................................        --                 (3.51)
                                                          --------             ---------
  Basic earnings (loss) per share.......................  $   0.65             $   (3.40)
                                                          ========             =========
Diluted earnings per share before the cumulative effect
  of a change in accounting principle...................  $   0.64             $    0.11
  Cumulative effect of a change in accounting principle
     -- net of tax......................................        --                 (3.47)
                                                          --------             ---------
  Diluted earnings (loss) per share.....................  $   0.64             $   (3.36)
                                                          ========             =========
Average common shares outstanding.......................    41,872                41,103
                                                          ========             =========
Diluted common shares outstanding.......................    42,309                41,466
                                                          ========             =========
Dividends declared per share............................  $  0.330             $   0.330
                                                          ========             =========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                               JANUARY 31,     JULY 31,
                                                                  2003           2002
                                                              -------------   -----------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                              AND PAR VALUE INFORMATION)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  58,777      $  25,178
  Accounts receivable.......................................      239,148        254,575
  Less: allowance for doubtful accounts.....................       (9,266)        (9,434)
                                                                ---------      ---------
       Net receivables......................................      229,882        245,141
  Inventories...............................................       89,799         85,437
  Assets held for sale......................................        7,342         12,467
  Current and deferred income taxes.........................       24,471         31,363
  Advances and prepaid expenses.............................        9,253          5,329
                                                                ---------      ---------
       Total current assets.................................      419,524        404,915
                                                                ---------      ---------
Property, plant and equipment, at cost......................      830,217        820,933
Less: accumulated depreciation and amortization.............     (522,472)      (502,595)
                                                                ---------      ---------
  Net property, plant and equipment.........................      307,745        318,338
                                                                ---------      ---------
Goodwill....................................................      139,101        139,098
Cash surrender value of life insurance......................       16,304         15,861
System development costs, net of accumulated amortization...       45,523         49,003
Other assets................................................        3,050          2,779
                                                                ---------      ---------
       Total assets.........................................    $ 931,247      $ 929,994
                                                                =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................    $     679      $   1,233
  Accounts payable..........................................       68,942         78,403
  Accrued salaries, wages, profit sharing and other.........       86,241         89,840
                                                                ---------      ---------
       Total current liabilities............................      155,862        169,476
                                                                ---------      ---------
Long-term debt..............................................      208,228        209,303
Deferred income taxes.......................................       46,264         49,525
Deferred compensation and retirement benefits...............       42,687         43,130
Other long-term liabilities.................................        9,223          9,431
Commitments and contingencies...............................
Stockholders' equity
  Preferred stock, $50 par value, authorized 500,000 shares,
     none issued............................................           --             --
  Common stock, $1.00 par value, authorized 100,000,000
     shares; issued 45,764,055 shares; and outstanding
     41,993,771 shares at January 31, 2003 and 41,646,402
     shares at July 31, 2002................................       45,764         45,764
  Additional capital........................................       42,095         41,355
  Deferred compensation.....................................        3,152          3,095
  Retained earnings.........................................      438,703        426,067
  Treasury stock, at cost, 3,770,284 shares at January 31,
     2003 and 4,117,653 shares at July 31, 2002.............      (60,050)       (66,471)
  Accumulated other comprehensive loss......................         (681)          (681)
                                                                ---------      ---------
  Total stockholders' equity................................      468,983        449,129
                                                                ---------      ---------
  Total liabilities and stockholders' equity................    $ 931,247      $ 929,994
                                                                =========      =========

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                              FOR THE SIX MONTHS ENDED
                                                                     JANUARY 31
                                                              ------------------------
                                                                 2003         2002
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Cash Flows from Operating Activities:
  Net income (loss).........................................   $ 27,137     $(139,598)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Cumulative effect of a change in accounting principle,
      net of tax............................................         --       144,078
     Depreciation...........................................     25,264        29,123
     Amortization...........................................      5,584         5,628
     Restructuring charges, non-cash........................       (946)       21,791
     Debt cost amortization.................................        931           855
     Deferred taxes.........................................     (3,261)       (3,415)
     Tax benefit-stock option exercises.....................        740            --
     Loss on disposal of property...........................        196            47
  Changes in assets and liabilities, net of effects of
     acquisitions and divestitures
     Accounts receivable....................................     15,259        28,476
     Inventories............................................     (4,362)        2,873
     Advances and prepaid expenses..........................     (4,191)       (2,897)
     Prepaid taxes..........................................      6,893       (14,936)
     Other assets...........................................     (2,418)        1,563
     Accounts payable and other liabilities.................    (13,284)      (14,240)
     Deferred compensation and retirement benefits..........       (443)        1,952
                                                               --------     ---------
  Net cash provided by operating activities.................     53,099        61,300
                                                               --------     ---------
Cash Flows from Investing Activities:
  Capital expenditures......................................    (15,067)      (11,603)
  Proceeds from disposal of property........................      6,134         3,069
                                                               --------     ---------
  Net cash used in investing activities.....................     (8,933)       (8,534)
                                                               --------     ---------
Cash Flows from Financing Activities:
  Cash dividends paid.......................................    (13,805)      (13,567)
  Net retirements of short-term debt........................       (554)       (1,298)
  Amounts paid on long-term debt............................     (2,006)      (61,067)
  Proceeds from issuance of long-term debt..................         --        20,000
  Proceeds from issuance of common stock....................      5,798         7,647
  Purchase of treasury stock................................         --        (4,481)
                                                               --------     ---------
  Net cash used in financing activities.....................    (10,567)      (52,766)
                                                               --------     ---------
Net Changes in Cash and Cash Equivalents....................     33,599            --
Cash and Cash Equivalents at Beginning of Year..............     25,178            --
                                                               --------     ---------
Cash and Cash Equivalents at January 31.....................   $ 58,777     $      --
                                                               ========     =========
Supplemental Disclosure:
  Interest paid, net of interest capitalized................   $  7,188     $   9,372
  Income taxes paid, net of refunds received................   $ 12,426     $  18,115

        The accompanying notes are an integral part of these statements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2003
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements of Wallace Computer Services, Inc and its Subsidiaries ("Company") as of January 31, 2003 and for the three and six months ended January 31, 2003 and 2002 have been prepared by the Company, without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The July 31, 2002 consolidated balance sheet as presented in this 10-Q was condensed from the audited financial statements and as such does not include all disclosures required by generally accepted accounting principles. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the condensed consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002.

     In the opinion of management, the Company has made all adjustments (which include normal recurring adjustments except as disclosed herein) necessary to present a fair statement of the Company's financial position as of January 31, 2003, results of operations, cash flows and stockholders' equity for the three and six months ended January 31, 2003 and January 31, 2002. The results of operations for the three and six month periods ended January 31, 2003 are not necessarily indicative of the operating results for the full fiscal year or any future periods. Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2 -- ACCOUNTING POLICIES

     During the first quarter of fiscal year 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." The adoption of SFAS 144 had no effect on the Company's results of operations, financial position or cash flows.

     In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, and as such, the provisions of SFAS 146 will be applied prospectively when it impacts the Company through relevant restructuring activities or other disposal or exit activities.

     In November 2002, the FASB issued FASB Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 had no effect on the Company's results of operations, financial position, cash flows or disclosure requirements.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 "Accounting for Stock-Based Compensation," to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The increased disclosure requirements will apply to the Company's interim and annual financial statements beginning in the third quarter of the current fiscal year. At the present time, the Company does not intend to transition to the use of a fair value method of accounting for stock-based compensation and will continue to apply the disclosure-only provisions.

     In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities, thus FIN 46 has no effect on the Company.

NOTE 3 -- INVENTORIES

     Inventories at January 31, 2003, and July 31, 2002, were as follows:

                                                              JANUARY 31,   JULY 31,
                                                                 2003         2002
                                                              -----------   --------
                                                                  (IN THOUSANDS)
Raw materials...............................................    $11,810     $12,365
Work in process.............................................     19,237      17,978
Finished products...........................................     58,752      55,094
                                                                -------     -------
                                                                $89,799     $85,437
                                                                =======     =======

     Certain inventories are stated on the last-in, first-out ("LIFO") basis for their labor and material content, and other inventories are stated on the first-in, first-out ("FIFO") basis.

     Because the inventory determination under the LIFO method can only be made at the end of each fiscal year based on the inventory levels and costs at that time, interim period LIFO determinations must be based upon management's estimates of expected year-end inventory levels and costs.

NOTE 4 -- DEBT

     On September 30, 2002, the Company entered into a new $150 million Senior Credit Facility that replaced the previous $200 million Credit Facility. The decrease in the size of the Credit Facility is due to lower future expected needs for such borrowings. The new Credit Facility expires on September 30, 2005. Under the terms of the Credit Facility, the Company may borrow at the London Interbank Offered Rate plus a margin based upon the Company's credit rating. As of January 31, 2003 this margin was 82.5 basis points. At January 31, 2003, there were no borrowings under this Senior Credit Facility.

NOTE 5 -- SEGMENT REPORTING

     The Company operates in two business segments: the Forms and Labels segment and the Integrated Graphics segment.

     The Forms and Labels segment is made up of forms, labels and office product operations. The principal products and services supplied by the Forms and Labels segment include the design and

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES manufacture of paper-based forms, the manufacture of both electronic data processing ("EDP") labels and packaging labels, and the manufacture and distribution of a standard line of office products. The Integrated Graphics segment is made up of a nationwide network of commercial print and targeted communications facilities. The principal products and services supplied by the Integrated Graphics segment include the design, manufacture, kitting and distribution of high color marketing and promotional printed materials, annual reports, variable imaging, digital printing, and the manufacture of direct response printed materials. The Company's management has aggregated the divisions within the reportable segments because of strong similarities in the economic characteristics, nature of products and services, production processes, class of customer and distribution methods used. Both segments offer services to customers, including warehousing and distribution, kitting and fulfillment, print on demand and contract outsourcing.

     The Company's accounting policies for the segments are the same as those described in the "Summary of Significant Accounting Policies" in the Company's Fiscal Year 2002 Annual Report on Form 10-K. Management evaluates segment performance based on segment profit or loss before interest, income taxes and certain items as described below not allocated to the segments. Transfers between segments, which are not significant, are accounted for at standard cost.

     The Company has no significant non-cash items other than depreciation, amortization, asset impairments related to the restructuring and the one-time charge related to the adoption of SFAS 142, "Goodwill and Other Intangible Assets."

     Segment data excludes one-time charges related to the cumulative effect of a change in accounting principle due to the adoption of SFAS 142, "Goodwill and Other Intangible Assets," contract settlement costs, merger costs, and restructuring charges.

     Summarized segment data and a reconciliation to the consolidated totals for the three and six month periods ended January 31, 2003 and 2002 are as follows:

                                                            THREE MONTHS ENDED
                                           -----------------------------------------------------
                                                                         INCOME (LOSS) BEFORE
                                                   NET SALES                 INCOME TAXES
                                           -------------------------   -------------------------
                                           JANUARY 31,   JANUARY 31,   JANUARY 31,   JANUARY 31,
                                              2003          2002          2003          2002
                                           -----------   -----------   -----------   -----------
                                                              (IN THOUSANDS)
Forms and Labels.........................   $200,184      $199,358       $19,913      $ 20,005
Integrated Graphics......................    179,774       197,022         9,362         4,144
Restructuring charge.....................         --            --            --       (30,272)
Merger costs.............................         --            --          (818)           --
Net interest expense.....................         --            --        (4,568)       (5,671)
                                            --------      --------       -------      --------
Consolidated.............................   $379,958      $396,380       $23,889      $(11,794)
                                            ========      ========       =======      ========

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

                                                             SIX MONTHS ENDED
                                           -----------------------------------------------------
                                                                         INCOME BEFORE INCOME
                                                                       TAXES AND THE CUMULATIVE
                                                                         EFFECT OF A CHANGE IN
                                                   NET SALES             ACCOUNTING PRINCIPLE
                                           -------------------------   -------------------------
                                           JANUARY 31,   JANUARY 31,   JANUARY 31,   JANUARY 31,
                                              2003          2002          2003          2002
                                           -----------   -----------   -----------   -----------
                                                              (IN THOUSANDS)
Forms and Labels.........................   $403,095      $402,804       $44,933      $ 39,919
Integrated Graphics......................    361,793       402,009        18,109        11,786
Restructuring charge.....................         --            --          (643)      (32,832)
Merger costs.............................         --            --        (2,112)           --
Contract settlement......................         --            --        (7,600)           --
Net interest expense.....................         --            --        (8,917)      (11,529)
                                            --------      --------       -------      --------
Consolidated.............................   $764,888      $804,813       $43,770      $  7,344
                                            ========      ========       =======      ========

     The restructuring charges, merger costs and the contract settlement are not allocated to the segments for internal management reporting purposes. Restructuring charges for the six months ended January 31, 2003 and 2002 related to the segments is as follows:

                                                         JANUARY 31,   JANUARY 31,
                                                            2003          2002
                                                         -----------   -----------
                                                               (IN MILLIONS)
Forms and Labels.......................................     $0.1          $ 4.6
Integrated Graphics....................................      0.3           24.8
Corporate..............................................      0.2            3.4
                                                            ----          -----
                                                            $0.6          $32.8
                                                            ====          =====

     Segment assets as of January 31, 2003 were $446.1 million for Integrated Graphics, $326.9 million for Forms and Labels, and $158.2 million for Corporate. Segment assets as of July 31, 2002 were $466.1 million for Integrated Graphics, $335.0 million for Forms and Labels, and $128.9 million for Corporate.

NOTE 6 -- RESTRUCTURING

     In the first quarter of fiscal year 2002, the Company began a restructuring initiative ("2002 restructuring plan") aimed at improving the overall level of organizational efficiency and effectiveness, including consolidating and rationalizing existing facilities and processes, and reducing the overall cost base of the Company. The first six months of fiscal year 2003 and 2002 results include pretax charges of $0.6 million and $32.8 million, respectively, related to this restructuring initiative. The charges included asset write-downs, employee severance costs, equipment moving costs, consulting charges directly related to the restructuring and other miscellaneous costs. The activities related to this restructuring were completed in the first quarter of 2003, and the Company does not expect any additional restructuring expense in future quarters related to this initiative.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     The following table summarizes the activity in the restructuring reserve during the first six months of fiscal year 2003:

                                            ASSET       EMPLOYEE      OTHER        TOTAL
                                         WRITE-DOWNS   TERMINATION   CHARGES   RESTRUCTURING
                                         -----------   -----------   -------   -------------
                                                           (IN THOUSANDS)
Reserve balance at July 31, 2002.......     $  --         $ 284      $ 1,789      $ 2,073
                                            -----         -----      -------      -------
  Restructuring charges................        --           438        1,017        1,455
  Adjustments..........................      (812)           --           --         (812)
  Cash payments........................        --          (549)      (1,334)      (1,883)
  Non-cash items.......................       812            --          134          946
                                            -----         -----      -------      -------
Reserve balance at October 31, 2002....        --           173        1,606        1,779
  Cash payments........................        --          (126)        (403)        (529)
                                            -----         -----      -------      -------
Reserve balance at January 31, 2003....     $  --         $  47      $ 1,203      $ 1,250
                                            =====         =====      =======      =======

ASSET WRITE-DOWNS

     The 2002 restructuring plan included the closing or sale of six manufacturing facilities, one distribution and fulfillment center, and one multi-use facility. As of January 31, 2003, approximately $7.3 million is recorded as "assets held for sale" in the current asset portion of the balance sheet. Cash proceeds will be derived by the sale of these assets, which is comprised of three buildings. During the first quarter of fiscal year 2003, the Company recorded adjustments to reflect a gain realized on the sale of an asset. This gain was partially offset by additional reductions in the estimated recovery values of the remaining assets held for sale to reflect current market conditions. The Company anticipates the remaining assets will be sold within nine months.

EMPLOYEE TERMINATION

     The 2002 restructuring plan included workforce reductions in excess of 10% of the total workforce. During the first quarter of fiscal year 2003, an additional $0.4 million was charged to restructuring for 43 employees who were severed. The charge includes severance pay and related benefits and outplacement costs. As of January 31, 2003, 840 employees had been terminated as part of the 2002 restructuring plan, 792 of whom were from plant locations and 48 of whom were from the corporate headquarters. The terminations related to the 2002 restructuring plan are complete.

OTHER CHARGES

     Other charges totaled $1.0 million during the first quarter of fiscal year 2003 and included approximately $0.5 million in costs to move equipment that were expensed as incurred and approximately $0.5 million in additional costs related to ongoing maintenance of the facilities held for sale and other miscellaneous items.

NOTE 7 -- CHANGE IN ACCOUNTING PRINCIPLE

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses financial accounting and reporting for acquired goodwill and other intangible assets. The Company was required to adopt the provisions of SFAS 142 on August 1, 2002, but had the option of adopting early, as of August 1, 2001. The Company elected early adoption of SFAS 142. Accordingly, the Company has stopped amortization of goodwill effective August 1, 2001. Under SFAS 142, goodwill is no longer amortized, and the rules for measuring goodwill impairment use a fair-value-based test. Under the

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES new rules, a fair value of each of the Company's reporting units with assigned goodwill must be calculated using either market comparables or a discounted cash flow approach, or a combination thereof. Once the fair value of the reporting unit has been determined, the book value of net assets, including intangibles, of that reporting unit must be compared to the total market value derived in the first step to determine impairment.

     In completing the transitional impairment test required under SFAS 142, the Company determined the carrying amount of each of its various reporting units and compared that amount to its fair value. The reporting units for purposes of SFAS 142 are defined as the Company divisions which are one level below the segment level. Fair value was determined with the assistance of an outside professional services firm using a combination of market comparables and discounted cash flow approaches. The carrying amount of the Company's Commercial Print division was above its fair value and, as a result, impairment existed. The amount of impairment was determined using the "implied fair value" of the Commercial Print division reporting unit as required by SFAS 142. As a result of the impairment test, the Company recognized an impairment charge to write-off goodwill in the amount of $147.5 million ($144.1 million net of tax) relating to the Commercial Print division in the Integrated Graphics segment. The impairment loss, net of tax, is recognized in the statement of operations under the caption "cumulative effect of a change in accounting principle." In accordance with SFAS 142, this charge was recorded as of the beginning of fiscal year 2002.

NOTE 8 -- EARNINGS PER SHARE

     Below is the computation of basic and diluted earnings per share for the three months ended January 31, 2003 and 2002:

                                                                2003        2002
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                               PER SHARE AMOUNTS)
Net income (loss)...........................................   $14,811     $(7,347)
                                                               =======     =======
Weighted-average number of shares...........................    41,744      40,920
Add: Weighted-average number of shares held in grantor
  trust.....................................................       173         178
                                                               -------     -------
Shares applicable to basic earnings.........................    41,917      41,098
Add: net shares from assumed exercise of options............       566          --
                                                               -------     -------
Shares applicable to diluted earnings.......................    42,483      41,098
                                                               =======     =======
Basic earnings (loss) per share.............................   $  0.35     $ (0.18)
                                                               =======     =======
Diluted earnings (loss) per share...........................   $  0.35     $ (0.18)
                                                               =======     =======

     Shares assumed from the exercise of options were not added to the 2002 calculation as they would have had an antidilutive effect.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

     Below is the computation of basic and diluted earnings per share for the six months ended January 31, 2003 and 2002:

                                                                 2003          2002
                                                              ----------   ------------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                   SHARE AMOUNTS)
Net income before the cumulative effect of a change in
  accounting principle......................................   $27,137      $   4,480
Cumulative effect of a change in accounting principle, net
  of tax....................................................        --       (144,078)
                                                               -------      ---------
Net income (loss)...........................................   $27,137      $(139,598)
                                                               =======      =========
Weighted-average number of shares...........................    41,699         40,924
Add: Weighted-average number of shares held in grantor
  trust.....................................................       173            179
                                                               -------      ---------
Shares applicable to basic earnings.........................    41,872         41,103
Add: net shares from assumed exercise of options............       437            363
                                                               -------      ---------
Shares applicable to diluted earnings.......................    42,309         41,466
                                                               =======      =========
Basic earnings per share before the cumulative effect of a
  change in accounting principle............................   $  0.65      $    0.11
Cumulative effect of a change in accounting principle per
  share, net of tax.........................................        --          (3.51)
                                                               -------      ---------
Basic earnings (loss) per share.............................   $  0.65      $   (3.40)
                                                               =======      =========
Diluted earnings per share before the cumulative effect of a
  change in accounting principle............................   $  0.64      $    0.11
Cumulative effect of a change in accounting principle per
  share, net of tax.........................................        --          (3.47)
                                                               -------      ---------
Diluted earnings (loss) per share...........................   $  0.64      $   (3.36)
                                                               =======      =========

     Options to purchase shares of common stock within certain price ranges were outstanding during the each of the reported periods of fiscal year 2003 and 2002 but were not included in the computation of diluted earnings per share because the options' exercise prices were greater than the average market price of the common shares. The period, number of option shares, price ranges and expiration dates are noted below.

PERIOD                                          SHARES      PRICE RANGE    EXPIRATION DATE
------                                         ---------   -------------   ---------------
Three Months Ended January 31, 2003..........  1,030,031   21.44 - 39.19     2003 - 2012
Three Months Ended January 31, 2002..........  1,447,338   18.88 - 39.19     2003 - 2011
Six Months Ended January 31, 2003............  1,033,128   21.44 - 39.19     2003 - 2012
Six Months Ended January 31, 2002............  1,501,258   17.55 - 39.19     2003 - 2011

NOTE 9 -- CONTRACTUAL DISPUTE

     On November 4, 2002, the Company announced the settlement of a previously disclosed contract dispute with a third party. The settlement, plus other related expenses, resulted in a one-time pre-tax charge to selling and administrative expenses during the first quarter of fiscal year 2003 of approximately $7.6 million.

                WALLACE COMPUTER SERVICES, INC. AND SUBSIDIARIES

NOTE 10 -- PROPOSED MERGER

     On January 17, 2003, the Company announced a merger agreement under which the Company will be acquired by Moore Corporation Limited ("Moore"). Based on the closing price of Moore's common stock on January 16, 2003, the transaction is valued at approximately $1.3 billion. Each share of Company common stock outstanding immediately prior to the merger will be converted into, at the election of the Company's stockholders and subject to proration, either (i) a number of common shares of Moore equal to 1.05 plus the quotient of 14.40 divided by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger, or (ii) cash in an amount equal to $14.40 plus the product of 1.05 multiplied by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger. No Company stockholder, however, will be assured of receiving either all Moore common shares or all cash, notwithstanding his or her choice. In any case, for each share of Company common stock owned by a Company stockholder, he or she will receive value, as determined on the last trading day before the closing of the merger, equal to $14.40 in cash and 1.05 Moore common shares. The merger was unanimously approved by the Boards of Directors of the Company and of Moore but remains subject to customary closing conditions that include, among others, receipt of required approval from the Company's stockholders, required regulatory approvals and closing of the required financing. The transaction may not be completed if any of the closing conditions are not satisfied. Under certain terms specified in the merger agreement, the Company or Moore may terminate the agreement, and as a result, either party may be required to pay a termination fee of up to $27.5 million to the other party.

    (B) PRO FORMA FINANCIAL INFORMATION.


                          UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet as of March 31, 2003 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 and the three-month period ended March 31, 2003 are based on the historical financial statements of Moore Corporation Limited ("Moore") and Wallace Computer Services, Inc. ("Wallace") after giving effect to the merger as a purchase of Wallace by Moore using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

     The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of future results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies, and income taxes do not reflect the amounts that would have resulted had Moore and Wallace filed consolidated income tax returns during the periods presented. No assurance can be given that operating cost savings and synergies will be realized.

     Pro forma adjustments are necessary to reflect the estimated purchase price, the new debt and equity structure and to adjust amounts related to Wallace's net tangible and intangible assets to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense, and the income tax effect related to the pro forma adjustments.

     The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The preliminary work performed by independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed combined financial statements.

     The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values will include management's consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Wallace that exist as of the date of the completion of the merger. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements. Amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. In addition, the impact of ongoing integration activities and other changes in Wallace's net tangible and intangible assets between the reporting periods presented and the completion of the merger could cause material differences in the information presented.

     The unaudited pro forma condensed combined balance sheet is presented as if the merger had been completed on March 31, 2003 and, due to different fiscal period ends, combines the historical balance sheet of Moore at March 31, 2003 and the historical balance sheet of Wallace at January 31, 2003.

     The unaudited pro forma condensed combined statements of operations of Moore and Wallace for the year ended December 31, 2002 and for the three-month period ended March 31, 2003 are presented as if the merger had been completed on January 1, 2002. Due to different fiscal period ends, the historical results of Moore for the year ended December 31, 2002 and the historical results of Wallace for the twelve months ended October 31, 2002 were combined for the year ended December 31, 2002 statement of operations. The historical results of Moore for the three months ended March 31, 2003 and the historical results of Wallace for the three months ended January 31, 2003 were combined for the three-month period ended March 31, 2003 statement of operations.

     The historical results of Wallace for the twelve month period ended October 31, 2002 were calculated as the historical results of Wallace for its fiscal year ended July 31, 2002, plus the results of the three month period ended October 31, 2002, less the results of the three month period ended October 31, 2001. The historical results of Wallace for the three-month period ended March 31, 2003 were the historical results of Wallace for its quarter ended January 31, 2003, as reported in its Quarterly Report on Form 10-Q.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Moore's Annual Report on Form 10-K for its fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the three months ended March 31, 2003 and Wallace's Annual Report on Form 10-K for its fiscal year ended July 31, 2002 and Quarterly Reports on Form 10-Q for each of the three month periods ended October 31, 2002 and January 31, 2003. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

     Based on a preliminary analysis, the new merged entity, Moore Wallace Incorporated ("Moore Wallace"), expects to incur costs for severance and facility charges related to vacating redundant Moore and Wallace facilities, and other costs associated with exiting activities. Exiting costs related to Wallace severance and facilities charges will be recorded as an additional cost of the acquisition. Those exiting costs related to Moore severance and facility charges will be recorded in future Moore Wallace statements of operations. Certain of these costs, primarily severance and lease termination costs, will result in future cash payments, the timing of which may exceed one year from the merger date. No adjustment has been made to the pro forma information to reflect these potential actions, as the costs of employee terminations, facility exit costs and the final valuation of tangible and intangible assets and related liabilities are not currently determinable. Moore Wallace expects to expend a substantial amount of effort evaluating facilities, finalizing valuations of tangible and intangible assets and determining headcount rationalizations. Although preliminary plans are currently being formulated, Moore Wallace does not expect such estimates and plans to be finalized until sometime prior to the close of Moore Wallace's fiscal year. If and when costs of such exiting plans become estimable, a pro forma adjustment would be recorded to the pro forma condensed combined balance sheet to reflect the estimated costs of such actions.

     Moore's historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.
Note 25 to the consolidated financial statements in Moore's Annual Report on Form 10-K for its fiscal year ended December 31, 2002 and Note 8 to Moore's Quarterly Report on Form 10-Q for the three months ended March 31, 2003 provide a description of the material differences between Canadian GAAP and U.S. GAAP. For the purposes of presenting the selected unaudited pro forma combined financial information, financial information relating to Wallace has been adjusted to conform to Canadian GAAP.

     Intercompany balances or transactions between Moore and Wallace were not significant. No material pro forma adjustments were required to conform Wallace's accounting policies to Moore's accounting policies. Certain reclassifications have been made to conform Wallace's historical amounts to Moore's presentation in addition to those required to conform Wallace to Canadian GAAP.

     Moore Wallace is currently in the process of identifying any premerger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
        OF MOORE CORPORATION LIMITED AND WALLACE COMPUTER SERVICES, INC.
                              AS OF MARCH 31, 2003
                      CANADIAN GAAP -- (U.S.$ IN THOUSANDS)


                                                                   WALLACE
                                                 MOORE         ----------------
                                             --------------    JANUARY 31, 2003              PRO FORMA
                                             MARCH 31, 2003        (a) (b)                  ADJUSTMENTS         PRO FORMA
                                             --------------    ----------------            ------------        ------------
ASSETS
Cash and cash equivalents                    $      119,981      $     58,777               $  (128,758)(c)    $     50,000
Accounts receivable - net                           344,567           229,882                         -             574,449
Inventories                                         137,372            89,799                    34,788 (f)         261,959
Prepaid expenses and other current assets            38,744            16,595                    (5,255)(s)          50,084
Deferred income taxes                                32,823            13,900 (b1)                8,296 (g)          55,019
                                             --------------      ------------               -----------        ------------
TOTAL CURRENT ASSETS                                673,487           408,953                   (90,929)            991,511
                                             --------------      ------------               -----------        ------------

Restricted cash and cash equivalents                900,175                 -                  (900,175)(q)               -
Property, plant and equipment - net                 252,549           307,745                    98,085 (h)         658,379
Prepaid pension cost                                222,147                 -                         -             222,147
Goodwill - net                                      107,540           139,101                   544,717 (d)         791,358
Other intangibles - net                               6,387                 -                   156,650 (i)         163,037
Deferred income taxes                                53,678                 -                     2,189 (g)          55,867
Other assets                                        136,867            76,270 (b2)               13,798 (k)         226,935
                                             --------------      ------------               -----------        ------------
TOTAL ASSETS                                 $    2,352,830      $    932,069               $  (175,665)       $  3,109,234
                                             ==============      ============               ===========        ============

LIABILITIES
Bank indebtedness                            $       25,392      $          -               $         -        $     25,392
Accounts payable and accrued liabilities            450,779           155,183                    (8,180)(l)         597,782
Short-term debt                                       2,642               679                     4,311 (c)           7,632
Income taxes                                         55,396                 -                         -              55,396
Deferred income taxes                                 4,001                 -                         -               4,001
                                             --------------      ------------               -----------        ------------
TOTAL CURRENT LIABILITIES                           538,210           155,862                    (3,869)            690,203
                                             --------------      ------------               -----------        ------------

Long-term debt:
      Revolving Credit Facility                           -                 -                   122,248 (c)         122,248
      Term Loan B                                         -                 -                   495,000 (c)         495,000
      Senior Notes                                        -                 -                   400,175 (c)         400,175
      Historical debt                             1,087,106           220,065                (1,286,558)(c,q)        20,613
Deferred compensation                                     -            29,014                    13,159 (m,p)        42,173
Postretirement benefits                             242,730             5,599 (b3)                4,741 (n)         253,070
Deferred income taxes                                 9,463            38,010 (b1, b2, b3)       84,572 (g)         132,045
Other liabilities                                    43,137            10,987 (b2)                7,110 (o)          61,234
Minority interest                                     6,365                 -                         -               6,365
                                             --------------      ------------               -----------        ------------
TOTAL LIABILITIES                                 1,927,011           459,537                  (163,422)          2,223,126
                                             --------------      ------------               -----------        ------------

SHAREHOLDERS' EQUITY
Share capital                                       413,826            87,859                   382,807 (e)         884,492
Unearned restricted shares                           (3,222)                -                         -              (3,222)
Deferred compensation                                     -             3,152                    (1,170)(e)           1,982
Retained earnings                                   143,759           441,571 (b3)             (451,948)(e)         133,382
Cumulative translation adjustments                 (128,544)                -                         -            (128,544)
Treasury stock                                            -           (60,050)                   58,068 (e)          (1,982)
                                             --------------      ------------               -----------        ------------
TOTAL SHAREHOLDERS' EQUITY                          425,819           472,532                   (12,243)            886,108
                                             --------------      ------------               -----------        ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $    2,352,830      $    932,069               $  (175,665)       $  3,109,234
                                             ==============      ============               ===========        ============

                             See accompanying notes.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET

     (a) Certain reclassifications have been made to the historical presentation of Wallace in order to conform to the pro forma condensed combined presentation.

     (b) The differences between Canadian GAAP and U.S. GAAP which are material to Wallace's unaudited consolidated balance sheet as of January 31, 2003 in their Quarterly Report on Form 10-Q for the three months ended January 31, 2003 to comply with Moore's accounting policies under Canadian GAAP are described below.

         (b1) Under Canadian GAAP, deferred income taxes are classified as current or long-term based on the expected timing of the reversal of temporary differences. Under U.S. GAAP, deferred income taxes are classified according to the current or long-term nature of the corresponding asset or liability. Accordingly, a reclassification of $10.6 million from a current deferred tax asset to a long-term deferred tax liability was required.

         (b2) U.S. GAAP requires that $1.6 million excess unfunded accumulated benefit obligation be reflected as an additional minimum pension liability with an offsetting $0.4 million adjustment to intangible assets to the extent of unrecognized prior service costs, and the remaining $0.7 million, net of a $0.5 million deferred tax liability be recorded as a component of accumulated other comprehensive loss. There are no similar requirements under Canadian GAAP. This reclassification had no material impact on Wallace's net income.

         (b3) Wallace recognizes actuarial gains and losses on postretirement benefits immediately for U.S. GAAP purposes. For Canadian GAAP purposes, such gains and losses are amortized. As such, the liability for postretirement benefits is reduced by $4.7 million, with offsetting increases of $2.8 million to retained earnings and $1.9 million to long-term deferred tax liabilities.

     (c) Represents estimated sources and uses of funds as follows (U.S.$ in thousands):

SOURCES OF FUNDS:
        Revolving Credit Facility (1)                                    $     122,248
        Term Loan B (2)                                                        500,000
        Senior Notes                                                           400,175
        Issuance of Moore common shares                                        470,819
                                                                         -------------
        TOTAL SOURCES:                                                   $   1,493,242
                                                                         =============
USES OF FUNDS:
        Purchase of Wallace -- cash component at $14.40 per share        $     609,721
        Purchase of Wallace -- stock component at 1.05 Moore shares            470,819
        Refinance historical debt (3)                                          431,767
        Estimated direct financing fees                                         20,268
        Purchase of Wallace stock options                                       29,061
        Funding of Wallace employee capital accumulation plans (4)              11,121
        Funding of certain Wallace executive employment and change
        of control obligations (5)                                              23,257
        Estimated fees related to equity                                           153
        Estimated direct transaction fees and other fees                        25,833
                                                                         -------------
        TOTAL USES:                                                      $   1,622,000
                                                                         =============
        NET USE OF HISTORICAL CASH:                                      $     128,758
                                                                         =============

(1) The revolving credit facility provides for borrowings up to $350.0 million.

(2) $5.0 million of Term Loan B is reflected in short-term debt and the balance is reflected in long-term debt.

(3) Represents debt refinancing of $387.1 million of existing Moore and Wallace debt ($0.7 million is classified as short-term), $8.9 million of accrued interest and the liability assumed for an estimated cash "make-whole" payment of $35.8 million related to the historical Wallace notes.

(4) Represents the cash amount required to be funded into the Wallace Benefit Trust pursuant to Wallace's employee capital accumulation plans.

(5) Represents the cash amount required to be paid pursuant to executive employment and change of control obligations for certain terminated Wallace senior executives.

     (d) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Wallace's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the merger. The preliminary estimated consideration is allocated as follows (U.S.$ in thousands):

CALCULATION OF CONSIDERATION:
                 Purchase of Wallace -- cash component at $14.40 per share (1)     $    609,721
                 Purchase of Wallace -- stock component at 1.05 Moore shares (2)        470,819
                 Purchase of Wallace stock options (3)                                   29,061
                 Estimated direct transaction costs (4)                                  63,043
                                                                                   ------------
                 Total consideration                                               $  1,172,644
                                                                                   ------------
PRELIMINARY ALLOCATION OF CONSIDERATION:
                 Wallace book value of net assets (see note e)                     $    472,532
                                                                                   ------------
                 Initial purchase allocation adjustment                                 700,112
                 Less adjustments to historical net book values:
                    Inventories (see note f)                                             34,788
                    Current deferred tax asset (see note g)                               3,709
                    Property, plant and equipment (see note h)                           98,085
                    Intangible assets (see note i)                                      156,650
                    System development cost (see note j)                                   (124)
                    Historical deferred financing fees of Wallace (see note k)          (13,425)
                    Change of control obligations (see note r)                          (23,257)
                    Capital accumulation plan liability (see note m)                    (10,593)
                    Postretirement benefit obligation (see note n)                       (4,741)
                    Pension liability (see note o)                                       (1,125)
                    Non-current deferred tax liability (see note g)                     (84,572)
                                                                                   ------------
                 Adjustment to goodwill                                            $    544,717
                                                                                   ============

(1) Represents cash consideration of $14.40 per common share to Wallace common stockholders based on approximately 42.3 million Wallace common shares outstanding as of the date of the merger, May 15, 2003.

(2) Represents the value of the approximately 44.5 million shares of Moore common stock issued to Wallace common stockholders at an assumed price of $10.59 per share, the average of the high and low share price during the five day period beginning two days before the date of announcement of the merger agreement on January 17, 2003.

(3) Represents cash consideration paid to purchase certain Wallace stock options. The actual cash consideration paid was based on the Moore common share price on the last trading day prior to the completion of the merger, the number of Wallace stock options outstanding and the exercise price of outstanding Wallace stock options at the completion of the merger.

(4) Represents estimated direct merger costs, including financial advisory, legal, accounting, and other costs. This estimate also includes the liability assumed for a cash "make-whole" payment of approximately $35.8 million related to historical Wallace debt.

     (e) Represents adjustments to reflect the elimination of the components of the historical equity of Wallace totaling $472.5 million; the issuance of $470.8 million of new Moore equity less $0.2 million of fees related to the equity issuance (see note c); the write-off against retained earnings of $4.6 million, net of tax, of deferred financing fees related to historical Moore debt to be refinanced; the charge of $3.4 million, net of tax, related to historical Moore interest rate swaps (see note g); the charge of $2.4 million, net of tax, related to bridge financing fees and the conversion of Wallace shares held by the Wallace Benefit Trust into Moore shares (see note p).

     (f) Represents the estimated purchase accounting adjustment to capitalized manufacturing profit in inventory. This amount was estimated as part of the initial assessment of the fair value of assets acquired and liabilities assumed. The amount ultimately allocated to inventory may differ materially from this preliminary allocation.

     (g) Reflects the estimated impact on deferred tax assets and liabilities of purchase accounting adjustments (see note d), the write-off of Moore deferred financing fees, the charge related to bridge financing fees and the required charge to mark Moore's interest rate swaps to market resulting from the extinguishment, upon consummation of the acquisition, of the underlying hedged debt. This estimate is based on the statutory tax rate of 39.5%.

     (h) Reflects the estimated adjustments required to record Wallace's property, plant and equipment at its fair value based on a depreciated replacement value. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.

     (i) Of the total estimated purchase price, a preliminary estimate of approximately $64.3 million has been allocated to amortizable intangible assets acquired. Amortizable intangible assets consists of $40.0 million allocated to customer relationships to be amortized over 12 years; $7.5 million allocated to non-compete agreements to be amortized over 2 years; $13.0 million allocated to patents to be amortized over 8 years; and $3.8 million allocated to backlog to be amortized over 1 year. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations. The customer relationship intangible asset allocation reflects the nature of the markets within which Wallace operates and the price sensitivity of many of its customers. The markets in which Wallace operates are highly competitive and customers often use numerous vendors to ensure the most favorable pricing. Customers typically encounter minimal switching costs and due to the transactional nature of the business these customers' purchasing decisions are almost entirely governed by pricing considerations, with little consideration given to previous historical business. These facts, coupled with the fact that the nature of customer contractual relationships in the printing industry typically does not involve purchase minimums or long term binding contracts, are primary reasons why the valuation of customer relationships is not a significant consideration in the evaluation of an acquisition target in the printing industry. In addition, with respect to the merger, there is a significant overlap in the customer base of Moore and Wallace, and the ability of the combined company to maintain the current aggregate level of sales may be limited by the desire of these customers to minimize their dependence on a single supplier.

         Approximately $92.3 million has been allocated to intangibles with indefinite lives, consisting primarily of the Wallace trade name. The assumption used in the preliminary valuation is that the Wallace trade name will not be amortized and will have an indefinite remaining useful life based on many factors and considerations, including the length of time that the Wallace name has been in use, the Wallace name awareness, and the assumption of continued use of the Wallace brand as part of the marketing strategy of the combined company. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.

     (j) Reflects the estimated adjustments required to record Wallace's system development costs at fair value based on the estimated cost to reproduce and an estimated remaining life of 7 years. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.

     (k) Includes the following adjustments to other non-current assets (U.S.$ in thousands):

New deferred financing fees (see note (s)......................   $    20,828
Write off existing Wallace deferred financing fees related
  to debt to be refinanced.....................................       (13,425)
Write off existing Moore deferred financing fees related to
  debt to be refinanced........................................        (7,612)
Convert Wallace Benefit Trust to cash (see note p).............         2,566
Fund employee capital accumulation plans (see note m)..........        11,121
Write down software development costs (see note j).............          (124)
Adjustment to pension asset (see note o).......................           444
                                                                  -----------
      Net adjustment to other non-current assets...............   $    13,798
                                                                  ===========

     (l) This adjustment reflects the payment of $8.9 million of accrued interest related to debt being refinanced (see note c) and $0.7 of accrued transaction fees.

     (m) Reflects a preliminary estimated adjustment of $10.6 million to record the liability for Wallace's capital accumulation plans at their fair value. This estimate is based on an assumed average guaranteed rate of return of 12% that is payable at various payout dates in accordance with the plan in effect during the year of the initial deferral. An assumed discount rate of 6.5% and estimated rates for turnover, mortality and retirement were utilized for this calculation. The valuation of the capital accumulation plan obligations is preliminary and has not yet been finalized. The final amount will be based on actuarially determined valuations. The amount ultimately allocated to the capital accumulation plan obligation may differ significantly from this preliminary allocation.

         A portion of this liability is required to be funded in cash upon completion of the merger pursuant to Wallace's employee capital accumulation plans. The cash funding requirement of $11.1 million was based on Wallace's accumulated deferred compensation and accrued interest through January 31, 2003.

     (n) Reflects a preliminary estimate to record Wallace's liability for postretirement benefits at its projected benefit obligation. The valuation of employee benefit obligations has not yet been completed. The final amount will be based on actuarially determined valuations. The amount ultimately allocated to postretirement benefits other than pensions may differ significantly from this preliminary allocation.

     (o) Reflects a preliminary estimate of $1.6 million to record Wallace's pension liability at its projected benefit obligation and to adjust the pension asset. The valuation of employee benefit obligations has not yet been completed. The final amount will be based on actuarially determined valuations. The amount ultimately allocated to the pension liability may differ significantly from this preliminary allocation. The adjustment also reflects an estimated liability of $5.5 million, to mark Moore's interest rate swaps to fair value as of March 31, 2003 related to the extinguishment, upon consummation of the acquisition, of the underlying hedged debt.

     (p) Reflects the conversion of 178 thousand Wallace common shares, which are held in the Wallace Benefit Trust and are related to deferred compensation plans, into cash and Moore common shares pursuant to the merger agreement. The cash portion, estimated at $2.6 million, is reflected as an increase in the Wallace Benefit Trust included in other non-current assets with an offsetting increase in the deferred compensation liability. The stock portion, estimated at $2.0 million, is reflected in treasury stock with an offsetting liability in shareholders' equity.

     (q) In March of 2003, Moore entered into an $850 million senior secured credit facility and issued $403 million of 7 7/8% senior unsecured notes in connection with the acquisition of Wallace. Proceeds of the $500 million Term Loan B portion of the $850 million senior secured credit facility and the net proceeds of the senior unsecured notes were held in escrow and were presented as restricted cash in Moore's Quarterly Report on Form 10-Q for the three months ended March 31, 2003. Upon consummation of the merger and the satisfaction of the other conditions of release, all of the proceeds were released and the Restricted Cash classification on the March 31, 2003 combined condensed pro forma balance sheet was no longer applicable and was adjusted accordingly.

     (r) Reflects change of control payments to certain terminated Wallace senior executives. This amount does not reflect the purchase of stock options.

     (s) Reflects the reclassification of prepaid direct transaction fees to goodwill and prepaid deferred financing fees to other assets.

               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
                                   OPERATIONS
           OF MOORE CORPORATION LIMITED AND WALLACE COMPUTER SERVICES,
                                      INC.
                          YEAR ENDED DECEMBER 31, 2002
      CANADIAN GAAP -- (U.S.$ IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                  WALLACE
                                                              MOORE           12 MONTHS ENDED      PRO FORMA
                                                        DECEMBER 31, 2002   OCTOBER 31, 2002 (a)  ADJUSTMENTS      PRO FORMA (b)
                                                        -----------------   --------------------  ----------       -------------
NET SALES                                                 $  2,038,039          $  1,522,126      $        -        $ 3,560,165
                                                          ------------          ------------      ----------        -----------
Cost of sales                                                1,390,007             1,109,724               -          2,499,731
Selling, general and administrative                            459,613               240,993               -            700,606
Provision for (recovery of) restructuring costs - net             (850)               17,868               -             17,018
Depreciation and amortization (includes impairment
charges of $23,500 at Wallace)                                  86,746                87,707          11,824 (c)        186,277
                                                          ------------          ------------      ----------        -----------
Total operating expenses                                     1,935,516             1,456,292          11,824          3,403,632
                                                          ------------          ------------      ----------        -----------

INCOME (LOSS) FROM OPERATIONS                                  102,523                65,834         (11,824)           156,533
                                                          ------------          ------------      ----------        -----------
Investment and other income                                      3,720                     -                              3,720
Interest expense - net                                          12,145                19,334          32,642 (d)         64,121
Debt settlement costs                                           16,746                     -         (16,746)(e)              -
                                                          ------------          ------------      ----------        -----------

EARNINGS (LOSS) BEFORE TAXES AND MINORITY INTEREST              77,352                46,500         (27,720)            96,132
                                                          ------------          ------------      ----------        -----------

Income tax expense (recovery)                                    2,472                16,579         (10,949)(f)          8,102
Minority interest                                                1,622                     -               -              1,622
                                                          ------------          ------------      ----------        -----------

NET EARNINGS                                              $     73,258          $     29,921      $  (16,771)       $    86,408
                                                          ------------          ------------      ----------        -----------
NET EARNINGS PER SHARE:
  Basic                                                   $       0.66                                              $      0.55
  Diluted                                                 $       0.64                                              $      0.55

AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic                                                        111,556                                                  156,015 (g)
  Diluted                                                      114,022                                                  158,481 (g)

                             See accompanying notes.

               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
                                   OPERATIONS
           OF MOORE CORPORATION LIMITED AND WALLACE COMPUTER SERVICES,
                                      INC.
                        THREE MONTHS ENDED MARCH 31, 2003
      CANADIAN GAAP -- (U.S.$ IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                WALLACE
                                                             MOORE          3 MONTHS ENDED        PRO FORMA
                                                         MARCH 31, 2003   JANUARY 31, 2003 (a)   ADJUSTMENTS      PRO FORMA (b)
                                                         --------------   --------------------   -----------      -------------
NET SALES                                                  $  511,145         $  379,958         $        -       $     891,103
                                                           ----------         ----------         ----------       -------------

Cost of sales                                                 345,452            277,271                  -             622,723
Selling, general and administrative                           108,658             58,957                  -             167,615
Provision for (recovery of) restructuring costs - net               -                  -                  -                   -
Depreciation and amortization                                  21,175             15,273              3,484 (c)          39,932
                                                           ----------         ----------         ----------       -------------
Total operating expenses                                      475,285            351,501              3,484             830,270
                                                           ----------         ----------         ----------       -------------

INCOME (LOSS) FROM OPERATIONS                                  35,860             28,457             (3,484)             60,833
                                                           ----------         ----------         ----------       -------------

Investment and other income                                       839                  -                  -                 839
Interest expense - net                                          6,499              4,568              5,145 (d)          16,212
Debt settlement costs                                               -                  -                  - (e)               -
                                                           ----------         ----------         ----------       -------------

EARNINGS (LOSS) BEFORE TAXES AND MINORITY INTEREST             30,200             23,889             (8,629)             45,460
                                                           ----------         ----------         ----------       -------------

Income tax expense (recovery)                                     840              9,078             (3,408)(f)           6,510
Minority interest                                                 202                  -                  -                 202
                                                           ----------         ----------         ----------       -------------

NET EARNINGS                                               $   29,158         $   14,811         $   (5,221)      $      38,748
                                                           ----------         ----------         ----------       -------------

NET EARNINGS PER SHARE:
  Basic                                                    $     0.26                                             $        0.25
  Diluted                                                  $     0.26                                             $        0.25

AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic                                                       112,276                                                   156,735(g)
  Diluted                                                     113,229                                                   157,688(g)

                             See accompanying notes.

                 NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
                            STATEMENTS OF OPERATIONS

     (a) The historical results of Wallace for the twelve months ended October 31, 2002 were calculated as the historical results for its fiscal year ended July 31, 2002 plus the results of the three month period ended October 31, 2002 less the results of the three month period ended October 31, 2001. There are no material adjustments to Wallace's historical U.S. GAAP statements of operations required to conform them to Canadian GAAP.

         Reclassifications have been made to the historical presentation of Wallace in order to conform to the pro forma combined presentation.

     (b) The pro forma statements of operations do not reflect the impact of an estimated $34.8 million charge to cost of sales that will be incurred as the capitalized manufacturing profit is added to inventory under purchase accounting. The pro forma statements of operations do not reflect an estimated $5.5 million charge to investment and other income related to marking Moore's interest rate swaps to market resulting from the extinguishment, upon consummation of the acquisition, of the underlying hedged debt and the amortization of $3.8 million of intangible assets related to backlog with an amortization period of less than 1 year. The charges identified above are nonrecurring in nature and are not expected to have a continuing impact on the results of operations of the combined company.

     (c) Represents pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to property, plant and equipment, amortizable intangible assets and system development costs as illustrated below. This adjustment is preliminary and based on management's estimates of the fair value. The actual adjustment may differ materially and will be based on final valuations.

         For the 12 months ended December 31, 2002:

                                                        ANNUAL        WALLACE HISTORICAL
                                        USEFUL     DEPRECIATION AND    DEPRECIATION AND    INCREASE/
(U.S.$ IN THOUSANDS)    FAIR VALUE       LIFE        AMORTIZATION        AMORTIZATION      (DECREASE)
--------------------    ----------    ----------   ----------------   ------------------   ----------
PROPERTY, PLANT AND
 EQUIPMENT..........    $  405,831       Various      $   60,824          $   52,848       $    7,976
AMORTIZABLE
 INTANGIBLES
Customer
 Relationships......        40,000            12           3,333                  --            3,333

Patents.............        13,030             8           1,629                  --            1,629

Non-Compete
  Agreements........         7,520             2           3,760                  --            3,760
                        ----------                    ----------          ----------       ----------
   Total amortizable
     intangibles....        60,550                         8,722                  --            8,722
                        ----------                     ---------          ----------       ----------
SYSTEM DEVELOPMENT
 COSTS..............        45,400             7           6,486              11,360           (4,874)
                        ----------
TRADENAME...........        92,310    Indefinite              --                  --               --
                        ----------                     ---------          ----------       ----------
NET ADJUSTMENT TO
  DEPRECIATION AND
  AMORTIZATION......                                                                       $   11,824
                                                                                           ----------
BACKLOG.............         3,790             1
                        ----------

         For the 3 months ended March 31, 2003:

                                                      QUARTERLY       WALLACE HISTORICAL
                           FAIR         USEFUL     DEPRECIATION AND    DEPRECIATION AND    INCREASE/
 (U.S.$ IN THOUSANDS)      VALUE         LIFE        AMORTIZATION        AMORTIZATION      (DECREASE)
---------------------   ----------    ----------   ----------------   ------------------   ----------
PROPERTY, PLANT AND
  EQUIPMENT.........    $  405,831      Various       $   14,956          $   12,637       $   2,319
AMORTIZABLE
  INTANGIBLES
Customer
  Relationships.....        40,000            12             833                  --             833

Patents.............        13,030             8             407                  --             407
Non-Compete
  Agreements........         7,520             2             940                  --             940
                        ----------                    ----------          ----------       ---------
     Total amortizable
       intangibles..        60,550                         2,180                  --           2,180
                        ----------                    ----------          ----------       ---------
SYSTEM DEVELOPMENT
  COSTS.............        45,400             7           1,621               2,636          (1,015)
TRADENAME...........        92,310    Indefinite              --                  --              --
                        ----------                    ----------          ----------       ---------
NET ADJUSTMENT TO
  DEPRECIATION AND
  AMORTIZATION......                                                                       $   3,484
                                                                                           ---------
BACKLOG.............         3,790             1
                        ----------

     (d) Reflects pro forma interest expense, net of $3.1 and $1.0 million of historical interest income for the twelve months ended December 31, 2002 and the three months ended March 31, 2003, respectively, resulting from the new capital structure based on a three-month LIBOR rate of 1.28% as of May 19, 2003 ("LIBOR"), as follows (U.S.$ in thousands):

                                                            12 MONTHS ENDED     3 MONTHS ENDED
                                                           DECEMBER 31, 2002    MARCH 31, 2003
Revolving Credit Facility (1)                                 $     4,619        $      1,155
Term Loan B (2)                                                    21,287               5,288
Senior Notes (3)                                                   31,736               7,934
Commitment fees (4)                                                 1,389                 348
                                                              -----------        ------------
Cash interest expense on new debt                                  59,031              14,725
Amortization of deferred financing fees (5)                         4,647               1,162
Amortization of discount on Senior Notes (6)                          353                  88
                                                              -----------        ------------
Pro forma total interest expense on new debt                       64,031              15,975
Less pre-acquisition interest expense                                   -              (3,226)
Less interest expense on existing debt being refinanced           (31,389)             (7,604)
                                                              -----------        ------------
Pro forma adjustment                                          $    32,642        $      5,145
                                                              ===========        ============

(1) Reflects pro forma interest expense on the revolving credit facility using an assumed average outstanding balance of $122.2 million and an interest rate of LIBOR plus 2.5%.

(2) Reflects pro forma interest expense on the Term Loan B assuming an initial outstanding balance of $500 million, quarterly principal payments of $1.25 million and an interest rate of LIBOR plus 3.0%.

(3) Reflects pro forma interest expense on the Senior Notes assuming an outstanding balance of $403 million issued at a price of 99.299% and an interest rate of 7.875%.

(4) Reflects commitment fees of 0.50% on estimated undrawn funds under the revolving credit facility of $227.8 million plus additional annual fees of approximately $0.25 million.

(5) Reflects amortization of deferred financing fees over the term of the related facility (5 years for the revolving credit facility, 7 years for Term Loan B, and 8 years for the Senior Notes). Pro forma interest expense does not reflect a one-time charge to operating expenses of $7.6 million that will be incurred to write-off deferred financing fees related to existing Moore debt being refinanced or $4.0 million of one-time bridge financing commitment fees.

(6) Reflects the amortization of the discount on the Senior Notes.

    A 0.125% change in interest rates would result in a change in the pro forma interest expense as follows (U.S.$ in thousands):

                                  12 MONTHS ENDED     3 MONTHS ENDED
                                 DECEMBER 31, 2002    MARCH 31, 2003
Revolving Credit Facility...         $   153.3         $       38.0
Term Loan B.................             621.7                154.5
                                     ---------         ------------
Total.......................         $   775.0                192.5
                                     =========         ============

     (e) Reflects elimination of debt settlement costs related to refinanced debt.

     (f) Reflects the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 39.5%.

     (g) The pro forma basic weighted average number of shares for the 12 month period ended December 31, 2002 are calculated by adding Moore's weighted average basic shares outstanding as of December 31, 2002 and the number of shares of Wallace common shares outstanding as of the merger date multiplied by the exchange ratio of 1.05. The pro forma diluted weighted average number of shares for the 12 months ended December 31, 2002 is calculated by adding Moore's weighted average diluted shares outstanding as of December 31, 2002 and the number of Wallace common shares outstanding as of the merger date multiplied by the exchange ratio of 1.05. The pro forma basic and diluted average number of shares outstanding as of March 31, 2003 were calculated in the same manner except for the Moore historical average shares outstanding which were for the three months ended March 31, 2003.

DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

     The following sets out the material adjustments to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 25 to Moore's December 31, 2002 consolidated financial statements and Note 8 to Moore's Quarterly Report on Form 10-Q for the three months ended March 31, 2003, which are incorporated by reference herein.

     Moore's Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP with the following exceptions.

Pensions and Postretirement Benefits

     With the adoption of CICA Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption, whereas, under U.S. GAAP, net gains (losses), net assets and prior service costs which occurred before January 1, 2000 are recognized over the appropriate amortization period.

Income Taxes

     The liability method of accounting for income taxes is used for both Canadian and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse.

Stock Compensation

     The adoption of CICA Handbook, Section 3870 -- Stock-Based Compensation and Other Stock-Based Payments, reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Moore uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for Moore's Series 1 Preference Share options, whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

     In April 2002, the shareholders of Moore approved the amendment of the options to purchase Series 1 Preference Shares "Preference Shares" to eliminate the cash-out provision and to make them exercisable for one common share per Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian and U.S. GAAP relates solely to the amendment of the Preference Share options.

     Additionally, no compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval.

Comprehensive Income

     U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of Moore from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for Moore are unrealized foreign currency translation adjustments, change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

Accounting for Derivative Instruments and Hedging Activities

     For U.S. GAAP purposes, Moore's interest rate swaps are designated as cash flow hedges and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

Foreign Currency Translation

     Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

Business Process Reengineering

     Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, Moore capitalized business process reengineering costs and classified them as computer software. In 2002, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

Convertible Debentures

     The debt issue costs disclosed on the U.S. GAAP reconciliation represents the change in the fair value of contingent consideration granted in connection with the December 2001 induced conversion of the subordinated convertible debentures. The contingent consideration is the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average Moore share price at December 31, 2003 and 2002. For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to, the following factors: Moore's share price volatility; cost of borrowings; and certain equity valuation multiples.

    The following tables provide a reconciliation of unaudited pro forma net earnings as reported under Canadian GAAP to unaudited pro forma net earnings under U.S. GAAP.

                                                   12 MONTHS ENDED    3 MONTHS ENDED
                                                  DECEMBER 31, 2002   MARCH 31, 2003
(U.S. $ IN THOUSANDS EXCEPT PER SHARE)
Pro Forma net earnings........................       $    86,408       $     38,748
U.S. GAAP ADJUSTMENTS:
Pension expense...............................             4,199              1,011
Postretirement benefits.......................            17,290              4,328
Computer software.............................             6,764              1,704
Debt conversion costs.........................               832                366
Stock-based compensation......................           (11,839)              (365)
Income taxes..................................            (6,812)            (2,782)
                                                     -----------       ------------
Pro Forma net earnings under U.S. GAAP........       $    96,842       $     43,010
                                                     ===========       ============
Pro Forma Earnings per share:
  Basic.......................................       $      0.62       $       0.27
  Diluted.....................................       $      0.61       $       0.27
Average shares (in thousands):
  Basic.......................................           156,015            156,735
  Diluted.....................................           157,757            157,623

     On September 4, 2002, Moore redeemed $100 million of senior guaranteed notes at a redemption price that includes a prepayment charge of $16.7 million or $10.2 million net of taxes. For U.S. GAAP purposes the costs related to the early extinguishment of debt are classified as an extraordinary item.

     The following table lists the pro forma balance sheet items that would have been materially different had they been presented under U.S. GAAP:

                                                     MARCH 31, 2003
                                                ------------------------
                                                PRO FORMA      PRO FORMA
                                                CANADIAN          U.S.
                                                   GAAP           GAAP
                                                ------------------------
                                                  (U.S.$ IN THOUSANDS)
Net pension asset..........................     $(189,407)     $(126,261)
Computer software -- net...................      (129,786)      (105,954)
Postretirement benefits....................       253,070        373,475
Deferred income taxes, net.................        25,610        (53,134)
Accounts payable and accrued liabilities...       597,782        592,585
Accumulated other comprehensive loss.......      (128,544)       (96,740)
Share capital..............................       884,492        886,394
Retained earnings (deficit)................       133,382        (24,216)

(C) EXHIBITS


Exhibit
Number      Description
------      -----------
2.1         Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003), among Moore Corporation
            Limited, Moore Holdings U.S.A. Inc., M-W Acquisition, Inc. and
            Wallace Computer Services, Inc. (incorporated by reference to
            Exhibit 2.1 to the Form 8-K of the Parent, filed on May 15, 2003,
            Commission File No. 1-8014).

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MOORE WALLACE INCORPORATED


Date: July 29, 2003                           By:    /s/ Theodore J. Theophilos
                                                     ---------------------------
                                              Name:  Theodore J. Theophilos
                                              Title: Executive Vice President,
                                                     Business and Legal Affairs,
                                                     and Secretary

                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------
2.1         Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003), among Moore Corporation
            Limited, Moore Holdings U.S.A. Inc., M-W Acquisition, Inc. and
            Wallace Computer Services, Inc. (incorporated by reference to
            Exhibit 2.1 to the Form 8-K of the Parent, filed on May 15, 2003,
            Commission File No. 1-8014).